UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Welbilt, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WELBILT, INC.

2227 Welbilt Boulevard
New Port Richey, FL 34655
(727) 375-7010

March 16, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Welbilt, Inc., which will be held at the Company’s headquarters, 2227 Welbilt Boulevard, New Port Richey, Florida 34655, on Friday, April 28, 2017, at 1:00 p.m. Eastern Daylight Time.

As set forth in the enclosed proxy materials, the following matters of business are scheduled to be acted upon at the meeting:

1.	The election of seven directors for a one-year term expiring at the 2018 annual meeting or until their respective successors are duly elected and qualified;
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	An advisory vote to approve the compensation of the Company’s named executive officers;
4.	An advisory vote on the frequency of the advisory vote on executive compensation;
5.	The approval of the material terms of the performance goals under Welbilt, Inc.’s 2016 Omnibus Incentive Plan; and
6.	Such other business as may properly come before the annual meeting.

The Board of Directors of the Company recommends the following votes:

•	FOR election of the seven directors named in the enclosed proxy materials for a one-year term expiring at the 2018 annual meeting or until their respective successors are duly elected and qualified;
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	FOR approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of the Proxy Statement;
•	FOR a frequency of “EVERY YEAR” for future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers; and
•	FOR approval of the material terms of the performance goals under Welbilt, Inc.’s 2016 Omnibus Incentive Plan.

It is important that your shares be represented and voted at the meeting. You should have already received an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting with instructions on how to access the proxy materials and vote. As indicated in that notice, you may view the proxy materials and vote online at www.proxyvote.com. Or if you prefer, you may request a copy of the proxy materials, free of charge, including a hard copy of the proxy card, through the website www.proxyvote.com, by phone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com.

To help us plan for the meeting, please mark your proxy card telling us if you will be attending in person.

Sincerely,

Hubertus M. Muehlhaeuser
President and Chief Executive Officer

WELBILT, INC.

2227 Welbilt Boulevard
New Port Richey, FL 34655
(727) 375-7010

March 16, 2017

Notice of 2017 Annual Meeting of Stockholders to be held on April 28, 2017

The annual meeting of stockholders of Welbilt, Inc. will be held as follows:

Meeting date:	April 28, 2017
Meeting time:	1:00 p.m. Eastern Daylight Time
Meeting place:	Welbilt, Inc. 2227 Welbilt Boulevard New Port Richey, Florida 34655
Date of mailing:	On March 16, 2017, we began mailing the notice of internet availability of proxy materials, or a proxy statement, proxy card and annual report, to stockholders
Who can vote:	Stockholders of record as of the close of business on February 28, 2017 are cordially invited to attend and are entitled to vote at the annual meeting

The annual meeting of stockholders of Welbilt, Inc. will be held for the following purposes:

1.	To elect seven directors for a one-year term expiring at the 2018 annual meeting or until their respective successors are duly elected and qualified, all as set forth and described in the Proxy Statement;
2.	To ratify the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To consider an advisory vote to approve the compensation of the Company’s named executive officers;
4.	To consider an advisory vote on the frequency of the advisory vote on executive compensation to be held every year;
5.	To approve the material terms of the performance goals under Welbilt, Inc.’s 2016 Omnibus Incentive Plan; and
6.	To transact such other business as may properly come before the annual meeting.

By Order of the Board of Directors

JOEL H. HORN
Senior Vice President, General Counsel and Secretary

New Port Richey, Florida

Important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 28, 2017: The proxy statement, 2016 Annual Report on Form 10-K and the means to vote by Internet are available at www.proxyvote.com.

WELBILT, INC.

2227 Welbilt Boulevard
New Port Richey, FL 34655
(727) 375-7010

Solicitation and Voting

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Welbilt, Inc., a Delaware corporation (referred to in this Proxy Statement as “we,” “our,” “Welbilt” or the “Company”), to the stockholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m., Eastern Daylight Time, on Friday, April 28, 2017, at the Company’s headquarters, located at 2227 Welbilt Boulevard, New Port Richey, Florida 34655, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are being provided to stockholders on or about March 16, 2017.

Introductory Note

On March 4, 2016, The Manitowoc Company, Inc. (“MTW”) distributed all of Manitowoc Foodservice, Inc.’s (“MFS”) common stock to MTW’s shareholders on a pro rata basis, and MFS became an independent publicly traded company (the “Spin Off”). On March 3, 2017, the Company changed its name from “Manitowoc Foodservice, Inc.” to “Welbilt, Inc.” by filing a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Who can vote?

On February 28, 2017, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding 138,856,107 shares of Company common stock, $0.01 par value per share (the “common stock”). Each share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

How to vote

Any stockholder entitled to vote may vote in person or by duly executed proxy. Stockholders of record will have the option to vote by written proxy or electronically via either the Internet or a touch-tone telephone. Instructions on how to vote are set forth in the proxy materials sent to stockholders. Stockholders may access and complete the proxy card online at www.proxyvote.com. To vote online, a stockholder will need the control number provided to the stockholder along with the Notice of Meeting. Proxy voting through electronic means is valid under Delaware law, and the Company is offering electronic services both as a convenience to its stockholders and as a step towards reducing costs. Stockholders not wishing to use electronic voting methods may continue to cast votes by returning their signed and dated proxy card.

How to obtain meeting materials

All proxy materials for the Annual Meeting, including this Proxy Statement and the Annual Report to Stockholders, are available on the Internet at www.proxyvote.com. All stockholders have been separately provided an “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting.” As indicated in that notice, if you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed in that notice on or before April 14, 2017 to facilitate timely delivery.

Proxies

A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on the proxies. Shares held for the accounts of participants in the Welbilt, Inc. 401(k) Retirement Plan (for which the proxies will serve as voting instructions for the shares) will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of those Plans. If no direction is given on a properly executed unrevoked proxy, it will be voted FOR each of the seven director nominees, FOR ratification of the appointment of PricewaterhouseCoopers

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LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, FOR approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement, FOR a frequency of “EVERY YEAR” for future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers and FOR approval of the material terms of the performance goals under Welbilt, Inc.’s 2016 Omnibus Incentive Plan.

The cost of soliciting proxies will be borne by the Company. Solicitation will be made principally by distribution via mail and the Internet pursuant to the rules of the SEC, but also may be made by email, telephone, facsimile, or other means of communication by certain directors, officers, employees, and agents of the Company. The directors, officers, and employees will receive no compensation for these proxy solicitation efforts in addition to their regular compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. The Company will request persons holding shares in their names for the benefit of others or in the names of their nominees to send proxy materials to and obtain proxies from their principals and will reimburse such persons for their expenses in so doing.

Required Quorum

To be effective, a matter presented for a vote of stockholders at the Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the Annual Meeting in person or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the Annual Meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting, unless a new record date is or must be set for the adjourned meeting.

Your Broker needs your approval to vote certain matters

We remind you that your broker may not vote your shares in its discretion in the election of directors (proposal 1); therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is also not permitted to vote your shares in its discretion regarding matters relating to executive compensation (proposal 3, proposal 4 and proposal 5). However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm (proposal 2).

Required Vote

Proposal 1: Election of Directors. Directors are elected by a majority of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present, assuming the election is uncontested (the plurality voting standard applies in contested elections). For this purpose, a majority of votes cast means that the number of votes cast “for” a director’s election must exceed the number of votes cast “withhold” with respect to that director’s election. Any shares not voted, whether by broker non-vote or otherwise, will have no effect on the election of directors.

Pursuant to the Company’s Bylaws, any nominee who receives fewer votes cast “for” his or her election than votes cast “withhold” is required to promptly tender his or her resignation to the Chairperson of the Board following certification of the stockholder vote. The Corporate Governance Committee of the Board will promptly consider the resignation, and make a recommendation to the Board as to whether to accept or reject such resignation.

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The affirmative vote of a majority of the votes cast on the proposal by the holders of shares entitled to vote at the meeting at which a quorum is present is required for ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Any shares not voted (whether by broker non-vote, abstentions or otherwise) have no impact on the vote.

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Proposal 3: Advisory vote to approve the compensation of our named executive officers. The affirmative vote of the holders of a majority of shares of the Company’s common stock represented and entitled to vote at the Annual Meeting is required to approve the advisory vote on compensation of the named executive officers. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Although the outcome of this advisory vote is not binding on the Company, the Compensation Committee and the Board of Directors will review and consider the outcome of the vote when making future compensation decisions pertaining to the Company’s named executive officers.

Proposal 4: Advisory vote on the frequency of the advisory vote on executive compensation. The frequency of the advisory vote on the compensation of the Company’s named executive officers receiving the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the advisory vote on executive compensation that stockholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board of Directors or the Company. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on the compensation of the Company’s named executive officers. A scheduling vote similar to this will occur at least once every six years.

Proposal 5: Approval of the material terms of the performance goals under Welbilt, Inc.’s 2016 Omnibus Incentive Plan. The affirmative vote of the holders of a majority of shares of the Company’s common stock represented and entitled to vote at the Annual Meeting is required to approve the advisory vote on compensation of the named executive officers. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution.

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Proposals Requiring Your Vote

Proposal 1 — Election of Directors

Seven directors are to be elected at the Annual Meeting. The nominees to the Board are Dino J. Bianco, Joan K. Chow, Thomas D. Davis, Cynthia M. Egnotovich, Andrew Langham, Brian R. Gamache and Hubertus M. Muehlhaeuser. All of the nominees are currently directors. Information regarding each nominee and the other director continuing in office is set forth below. If elected, Dino J. Bianco, Joan K. Chow, Thomas D. Davis, Cynthia M. Egnotovich, Andrew Langham, Brian R. Gamache and Hubertus M. Muehlhaeuser will hold office for a one-year term expiring in 2018 or until their respective successors are duly elected and qualified.

Timothy J. Fenton, currently a director, has decided not to stand for re-election and will resign at the Annual Meeting. Brian R. Gamache, who was appointed as a director on March 6, 2017, was identified and recommended by a retained third-party search firm.

The election of directors is determined by a majority of the votes cast, if the election is uncontested. Shares represented by proxies in the accompanying form will be voted FOR the election of the nominees listed below, unless a contrary direction is indicated. The seven nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as management may recommend.

As also explained under “Governance of the Company — Committees — Corporate Governance Committee,” in identifying candidates for the Board, the Corporate Governance Committee considers foremost the qualifications and experience that the Board believes would best suit the Board’s needs created by each particular vacancy. We have adopted Corporate Governance Guidelines that contain information concerning the responsibilities of the Corporate Governance Committee with respect to identifying and evaluating future director candidates. The Corporate Governance Committee evaluates future director candidates in accordance with the director membership criteria described in our Corporate Governance Guidelines. The Corporate Governance Committee evaluates a candidate’s qualifications to serve as a member of our Board based on the skills and characteristics of individual directors as well as the composition of our Board as a whole. In addition, the Corporate Governance Committee evaluates a candidate’s professional skills and background, areas of expertise, experience in relevant industries, age, diversity, geographic background and number of other directorships, along with qualities expected of all directors, including integrity, judgment, acumen and the time and ability to make a constructive contribution to our Board. The Corporate Governance Committee, along with our Board, considers a candidate in the context of our Board as a whole to determine the appropriate mix of backgrounds and experiences among our Board members as we believe that varying viewpoints better represent our stockholders, employees, business partners and consumers and contribute to a more informed and effective decision-making process.

A description of the particular experience, qualifications, attributes and skills that led the Board to conclude that each of the nominees and the director continuing in office should serve, or continue to serve, as a director of the Company follows the biographical information of each nominee and the continuing director below.

The Board Recommends Election of the Seven Nominees Whose Names Follow

Nominees for a One-Year Term Expiring at the Annual Meeting in 2018

All seven nominees were recommended to the Board by the Corporate Governance Committee.

Dino J. Bianco, 55, is a member of our Board, the chairperson of the Audit Committee and a member of the Compensation Committee. Mr. Bianco was elected to the Board of Directors of MTW in May 2015 and served on MTW’s Board of Directors until the Spin-Off when he resigned from the MTW Board of Directors. He formerly served as Executive Vice President (from 2012 to April, 2015) of Kraft Foods Group, Inc. (NASDAQ: KRFT) and President of its Beverages business (from 2013 to April, 2015). Kraft Foods Group, Inc. (now known as The Kraft Heinz Company after a merger with the H.J. Heinz Company), is one of the largest consumer packaged food and beverage companies in North America. Mr. Bianco previously served as Senior Vice President of Kraft Foods Group, Inc. and President of Kraft Canada (2005-2012) and Vice President of Marketing for Kraft’s Beverages, Desserts, Grocery and Cereals businesses (2001 to 2005). Mr. Bianco joined Kraft in 1990 as Finance Manager and held several roles in finance, financial planning and analysis, sales strategy and marketing. Mr. Bianco is a Chartered Professional Accountant, and prior to joining Kraft he was employed by PricewaterhouseCoopers LLP. In addition Mr. Bianco is a past chair of Food and Consumer Products of Canada, past member of the Board of The Grocery Foundation, and past member of the Board of Trustees of the United Way of Toronto. Mr. Bianco currently serves on the Board and is the chair of the Audit Committee of Andrew Peller Ltd. (TSX: ADW.A).

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Mr. Bianco brings extensive relevant experience to our Board with his 26 years of financial, marketing and senior management experience with one of the largest food and beverage companies in North America. This experience is amplified by his service as past chair of Food and Consumer Products of Canada, past member of the Board of The Grocery Foundation, and past member of the Board of Trustees of the United Way of Toronto.

Joan K. Chow, 56, is a member of our Board, the chairperson of the Compensation Committee and a member of the Corporate Governance Committee. Ms. Chow became a director of MTW in 2012 and served until the Spin-Off when she resigned. Ms. Chow joined the Greater Chicago Food Depository in February 2016 as Chief Marketing Officer. Prior to joining the Greater Chicago Food Depository, Ms. Chow was the Executive Vice President and Chief Marketing Officer at Conagra Brands, Inc. (NYSE: CAG) from 2007 to August, 2015. Conagra Brands, Inc., is one of North America’s leading packaged food companies. Prior to joining Conagra in 2007, Ms. Chow was employed for nine years with Sears Holdings Corporation in various marketing positions of increasing responsibility, having served as Senior Vice President/Chief Marketing Officer of Sears Retail immediately prior to taking the position with Conagra. Prior to that, she served in executive positions with Information Resources Inc. and Johnson & Johnson Consumer Products, Inc. Ms. Chow served on the Board of Feeding America, a leading hunger-relief charity in the United States, from 2008 to 2016.

Ms. Chow’s extensive leadership experience in marketing, advertising, branding, consumer insights, and digital/social marketing brings a valuable perspective to our Board.

Thomas D. Davis, 61, is a member of our Board, a member of the Audit Committee and a member of the Compensation Committee. Mr. Davis has served as Chairman, President and Chief Executive Officer of Viskase Companies, Inc. (“Viskase”), a meat casing company, since 2011, and as President and Chief Executive Officer of Viskase since 2007. Viskase is majority owned by Icahn Enterprises, L.P., one of the Icahn Shareholders (as defined herein). Before joining Viskase in 2007, Mr. Davis served as President and Chief Executive Officer of Specialty Foods Group, Inc., a producer of premium meat products (2000 to 2006). He also served in various executive positions with Smithfield Foods, Inc. (1995 to 1999), and in various operational and financial roles with John Morrell & Company from 1980 until it was acquired by Smithfield Foods in 1995. Mr. Davis has an M.B.A. from Benedictine University and a B.S. from SUNY-Plattsburgh.

Mr. Davis’s experience as Chief Executive Officer at two food processing companies, as well as his operational and financial background in the food processing industry, provide a valuable perspective to our Board.

Cynthia M. Egnotovich, 59, is the Chairperson of the Board and the chairperson of the Corporate Governance Committee. Ms. Egnotovich was also a director of MTW from 2008 until the Spin-Off when she resigned from the MTW Board of Directors. She served as President, Customer Service of Aerospace Systems of United Technologies Corporation (NYSE: UTX) from 2012 until her retirement in 2013. United Technologies Corporation (UTC), is a diversified company that provides a broad range of high-technology products and services to the global aerospace and building systems industries. The UTC Aerospace Systems Customer Service organization focused on program management of customer long-term agreements, sales, and technical support. Previous to her position with UTC, Ms. Egnotovich was Vice President (2002 to 2012) and Segment President, Nacelles and Interior Systems (2007 to 2012) of Goodrich Corporation. Goodrich Corporation was a leading aerospace manufacturer, located in Charlotte, NC, that was acquired by UTC in 2012. Ms. Egnotovich previously served as Segment President, Engine Systems (2005 to 2007); Segment President, Electronic Systems (2003 to 2005); and Segment President, Engine and Safety Systems (2002 to 2003), all at Goodrich Corporation. Ms. Egnotovich held other positions of increasing responsibility since joining Goodrich in 1986. Ms. Egnotovich also serves as a board member of Hexcel Corporation (NYSE: HXL).

Ms. Egnotovich brings senior management, accounting, and financial controls experience to our Board. Ms. Egnotovich’s financial controls and accounting expertise had their foundation when she served as a financial analyst and then controller of a division of Goodrich. From there she moved to other positions of increasing responsibility, serving as president of various business segments within Goodrich, and until 2013, as President, Customer Service of Aerospace Systems of UTC until her retirement in 2013. Her background and experience in finance, accounting, and senior management in various segments of large manufacturing companies make her well suited to serve on our Board.

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Andrew Langham, 43, is a member of the Board, a member of the Corporate Governance Committee and a member of the Audit Committee. Mr. Langham has been General Counsel of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since 2014. From 2005 to 2014, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Langham was an associate at Latham & Watkins LLP focusing on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Langham has been a director of: Freeport McMoRan Inc. (NYSE: FCX), the world’s largest publicly traded copper producer, since October 2015; CVR Partners LP (NYSE: UAN), a nitrogen fertilizer company, since September 2015; CVR Refining, LP (NYSE: CVRR), an independent downstream energy limited partnership, since September 2014; and CVR Energy, Inc. (NYSE: CVI), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since September 2014. CVR Partners, CVR Refining and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has non-controlling interests in Freeport-McMoRan through the ownership of securities. Mr. Langham received a B.A. from Whitman College, and a J.D. from the University of Washington.

Mr. Langham’s legal background, particularly his expertise in corporate matters, finance, and mergers and acquisitions, provides a valuable perspective to our Board. His connection with the food packaging business will provide additional insight as a Board member. As General Counsel of Icahn Enterprises L.P. he also brings relevant experience with corporate governance, compliance, and regulatory matters.

Brian R. Gamache, 58, is a member of the Board. Mr. Gamache serves as an advisor to several private equity firms and corporations. Mr. Gamache is also a guest lecturer at Northwestern University’s Kellogg School of Management. Mr. Gamache was the Chairman and Chief Executive Officer of WMS Industries Inc., a designer, manufacturer and marketer of games for the casino and on-line gaming industries from 2001 until it was acquired by Scientific Games Corporation (NASDAQ: SGMS) in 2013. Prior to rejoining WMS Industries Inc., he served as President of Wyndham International’s Luxury and Resort division where he managed the hotel organization’s 31 luxury properties. Before Wyndham, he served as President and Chief Operating Officer of WHG Resorts and Casinos, Inc., a subsidiary of WMS Industries Inc. He previously held various executive positions with Marriott Hotel Corporation and Hyatt Hotels Corporation. Mr. Gamache is on the Board of Directors of KapStone Paper and Packaging Corporation (NYSE: KS). Mr. Gamache graduated from the University of Florida with a degree in Business Administration, where he currently serves as a member of the Dean’s Council to the Warrington School of Business.

Mr. Gamache brings expertise on organizational development, financial and brand management as well as sales and marketing experience to our Board. He has significant experience in implementing digital strategies in the fast-moving gaming industry, which is a great match with our connected kitchen strategy for commercial kitchen operations. He also brings a deep understanding of the hotel and hospitality industry, which is a key end market of the Company.

Hubertus M. Muehlhaeuser, 47, was appointed President and Chief Executive Officer of Welbilt effective July 28, 2015. Prior to his appointment, he had served as Managing Partner of Karl-H. Muehlhaeuser GmbH & Co KG (a subsidiary of Mühlhäuser Holding GmbH (Switzerland)), a leader in the development, production, distribution and service of rail-bound and trackless tunneling and mining equipment from 2013 to 2015. Mr. Muehlhaeuser previously served as Senior Vice President and General Manager, Europe/Africa/Middle East for AGCO Corporation (NYSE: AGCO) (“AGCO”), a leading manufacturer and distributor of agricultural equipment and related replacement parts, in 2012. Prior thereto, he was Senior Vice President — Strategy & Integration and General Manager, Eastern Europe/Asia at AGCO from 2009 to 2011. From 2005 to 2011, Mr. Muehlhaeuser served as Senior Vice President — Strategy & Integration at AGCO, and from 2007 to 2011 he also served as General Manager — Engines. Prior to joining AGCO in 2005, he led the Global Strategy and Organization Practice at Arthur D. Little, Ltd., an international management consulting firm, was a member of the firm’s Global Management Team and was the firm’s Managing Director, Switzerland. Mr. Muehlhaeuser is also a member of the Board of FASTER S.p.A. (Italy), Cormoran de Bilbao S.L. (Spain), and he is the non-executive Chairman of the Board of Mühlhäuser Holding GmbH (Switzerland), where he is still the majority shareholder. Mr. Muehlhaeuser studied Business Administration at the European Business Schools in Oestrich Winkel and London, as well as the Universidad Argentina de la Empresa, and holds a Master of Business Administration degree from EBS University of Business and Law.

As the President and Chief Executive Officer of Welbilt, Mr. Muehlhaeuser’s day-to-day leadership of the business provides an invaluable contribution to the Welbilt Board of Directors. His prior senior management experience in equipment and manufacturing industries and his multi-functional expertise, including strategy and integration, operational execution, financial acumen, capital markets knowledge, and strong channel and brand management, offers Welbilt a unique set of skills as it positions itself for long-term, sustainable growth.

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Proposal 2 — Ratification of the Appointment of Pricewaterhousecoopers LLP as the Company’s
Registered Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and ask that the stockholders ratify that appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 to its stockholders for ratification as a matter of good corporate practice and because the Board values the input of its stockholders on this matter. As previously pointed out, a majority of the votes cast on the proposal by the holders of shares entitled to vote at the Annual Meeting is required for ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

If the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider it as a direction by stockholders to consider the appointment of a different independent registered public accounting firm. Nevertheless, the Audit Committee will still have the discretion to determine whom to appoint as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

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Proposal 3 — Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

As explained in detail in the Compensation Discussion and Analysis section of this Proxy Statement, through our executive compensation program, we seek to align the interests of our executives with the interests of our stockholders and Company performance, as well as to motivate our executives to maximize long-term total returns to our stockholders. In accordance with rules adopted by the SEC, we are seeking an advisory vote from our stockholders to approve the compensation of our named executive officers.

We believe the 2016 actual compensation paid to the named executive officers is commensurate with the Company’s 2016 performance and is aligned with the interests of our stockholders. Accordingly, we ask your indication of support “FOR” approval of the compensation of the Company’s named executive officers as described in this Proxy Statement by voting in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The affirmative vote of the holders of a majority of shares of the Company’s common stock represented and entitled to vote at the Annual Meeting is required to approve the advisory vote on compensation of the named executive officers. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution. Although the outcome of this advisory vote is not binding on the Company, the Compensation Committee and the Board of Directors will review and consider the outcome of the vote when making future compensation decisions pertaining to the Company’s named executive officers.

In seeking your support to approve the compensation of our named executive officers, we invite you to review carefully the Compensation Discussion and Analysis beginning on page 43 and the tabular and other disclosures on compensation beginning on page 55.

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this Proxy Statement.

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Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are seeking our stockholders’ recommendation on how often an advisory vote on the compensation of the Company’s named executive officers should be held. In particular, we are asking stockholders whether future advisory votes on executive compensation should be held every year (annually), once every two years (biennially) or once every three years (triennially).

The frequency of the advisory vote on the compensation of the Company’s named executive officers receiving the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the advisory vote on executive compensation that stockholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board of Directors or the Company. However, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on the compensation of the Company’s named executive officers. A scheduling vote similar to this will occur at least once every six years.

We have considered the appropriate interval for future advisory votes and recommend that the advisory vote be held every year because we value the input of our stockholders regarding our executive compensation program design. We believe that an annual vote will promote best governance practices and facilitate our Compensation Committee’s and our management’s consideration of the views of our stockholders in structuring our compensation programs for our named executive officers while also providing our Compensation Committee and our management more direct input on, and reactions to, our current compensation practices.

Based on the foregoing, the Board of Directors recommends a vote for a frequency of “EVERY YEAR” for future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers.

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Proposal 5 — Approval of the Material Terms of the Performance Goals Under the Company’s 2016 Omnibus Incentive Plan

Our Board has proposed approval of the material terms of the performance goals under the Welbilt, Inc. 2016 Omnibus Incentive Plan (the “Plan”) to enable us to grant fully tax-deductible performance-based awards under the Plan. The Plan was previously approved by our sole stockholder prior to the Spin-Off and we are not currently seeking stockholder approval for any amendments to, or additional shares under, the Plan. We are asking stockholders only to approve the material terms of the performance goals under the Plan.

Section 162(m) (“Section 162(m)”) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, be disclosed to and approved by stockholders. Therefore, we are seeking stockholder approval of the material terms of the performance goals at the 2017 annual meeting to enable us to grant fully tax-deductible performance-based awards.

Stockholder approval of the material terms of performance goals under the Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Plan to qualify for the performance-based compensation exemption under Section 162(m), and stockholder approval of the material terms of the performance goals of the Plan does not alone ensure that all compensation paid under the Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, nothing in this proposal precludes us from granting awards that do not meet the requirements for tax-deductible compensation under Section 162(m).

Material Terms of the Performance Goals Under the Plan

For purposes of Section 162(m), the material terms of the performance goals include: (a) the employees eligible to receive compensation; (b) the description of the business criteria on which the performance goals may be based; and (c) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and stockholder approval of this Proposal 5 constitutes approval of each of these aspects for purposes of the Section 162(m) stockholder approval requirements. The following summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Appendix A.

Eligibility

Participants eligible to receive awards under the Plan include any executive or other employee of our Company or its affiliates; any individual that our Company or one of its affiliates has engaged to become an executive or employee; any consultant or advisor who provides services to our Company or its affiliates; or ay director, including a non-employee director. We currently have approximately 1,100 employees who are eligible to participate in the Plan.

In addition, the Plan permits the issuance of replacement awards (“Replacement Awards”) to any participant who is a current or former employee, officer or member of the board of directors of MTW, or any of its subsidiaries, in partial substitution for awards outstanding immediately prior to the Spin-Off relating to shares of common stock of MTW. The Replacement Awards are issued in accordance with the terms of an Employee Matters Agreement between us and MTW that was entered in connection with the Spin-off (the “Employee Matters Agreement”).

Performance Goals

Stock options and stock appreciation rights granted under the Plan are designed to be exempt from the $1 million deduction limit imposed by Section 162(m) due to the Plan’s requirement that they have an exercise price per share no lower than the fair market value of a share on the date of grant. The Plan also provides for performance-based awards that may be granted in the form of cash or ordinary shares (including stock options). The administrator of the Plan will determine the terms and conditions of such awards, and may condition them on the achievement of performance goals.

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For purposes of the Plan, performance goals means any goals the administrator establishes that relate to one or more of the following, with respect to us or any one or more of our subsidiaries, affiliates, or other business units: revenue; cash flow; total stockholder return; dividends; debt; net cash provided by operating activities; free cash flow; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares; basic earnings per share; diluted earnings per share; return on stockholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); accounts receivable; average inventories (calculated by taking the average of inventories at the end of each month); inventories; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; current assets; non-interest bearing current liabilities; net property, plant and equipment; operating assets; capitalized research and development; goodwill; accumulated amortization of goodwill; goodwill impairment; capital; cost of capital; cost of equity; cost of debt; bad debt reserves; inventory reserves; taxes; or a combination of these measures. In the case of awards that the administrator determines at the date of grant will not be considered “performance-based compensation” under Section 162(m) of the Code or will be subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii), the administrator may establish other performance goals not listed in the Plan. Notwithstanding the foregoing, with respect to a Replacement Award, “performance goal” shall mean any performance objective defined in the applicable agreement or other document evidencing the Replacement Award.

As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions, dispositions or recapitalizations; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, we identify in our publicly filed periodic or current reports, our audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of our annual report. With respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code and not subject to the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii), such exclusions may be made only to the extent consistent with Section 162(m) of the Code. To the extent consistent with Section 162(m) of the Code, the administrator may also provide for other adjustments to performance goals in the award agreement or plan document evidencing any award at the time the award is granted. In addition, the administrator may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under the Plan or any other compensation arrangements that we maintain (except that, with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code). Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Limitations and Maximum Awards under the Plan

In order to qualify as “performance-based compensation” under Section 162(m) of the Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the Plan, no participant may be granted awards that could result in such participant:

•	receiving options for, or stock appreciation rights with respect to, more than 2,000,000 ordinary shares during any fiscal year;
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•	receiving options for, and/or stock appreciation rights with respect to, more than 2,000,000 shares of Common Stock (or 100,000 shares of Common Stock, in the case of a non-employee director) during any fiscal year;
•	receiving awards of restricted stock and/or restricted stock units or other stock-based awards relating to more than 500,000 shares of Common Stock (or 35,000 shares of Common Stock, in the case of a non-employee director) during any fiscal year;
•	receiving awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of Common Stock, for more than 1,000,000 shares of Common Stock (or 70,000 shares of Common Stock, in the case of a non-employee director) during any fiscal year;
•	receiving awards with a performance period of more than one year, including awards of performance units the value of which is not based on the fair market value of Common Stock, long-term incentive awards or dividend equivalent units, that would pay more than $10,000,000 (or $600,000, in the case of a non-employee director) in any fiscal year; or
•	receiving awards with a performance period of not more than one year, including annual incentive awards, awards of performance units the value of which is not based on the fair market value of Common Stock or dividend equivalent units, that would pay more than $4,000,000 (or $200,000, in the case of a non-employee director) in any fiscal year.

Each of these limitations is subject to adjustment as described in the Plan, during any time when we have a class of equity security registered under Section 12 of the Securities Exchange Act of 1934 and the transition period under Treasury Reg. Section 1.162-27(f)(4)(iii) has lapsed or does not apply.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan, a copy of which is attached hereto as Appendix A and incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the Plan. Any inconsistencies between this summary and the text of the Plan will be governed by the text of the Plan.

Purpose and Effective Date

The two complementary purposes of the Plan are to help us attract, retain, focus and motivate our executives and other key employees, directors, consultants and advisors and to increase stockholder value. The Plan will accomplish these purposes by offering participants the opportunity to acquire shares of our common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that the Plan provides.

The Plan became effective on March 4, 2016.

Administration and Eligibility

The Plan will be administered by the Compensation Committee of our Board of Directors (our “Board”), our Board or another committee (we refer to the applicable committee or our Board, as the case may be, as the “administrator”). The administrator has full discretionary authority to administer the Plan, including but not limited to the authority to: (i) interpret the provisions of the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any award agreement in the manner and to the extent it deems desirable to carry this Plan or such award into effect; and (iv) make all other determinations necessary or advisable for the administration of the Plan. All administrator determinations will be made in the sole discretion of the administrator and are final and binding on all interested parties.

Our Board may delegate some or all of its authority under the Plan to a committee of the board, and the Compensation Committee may delegate some or all of its authority under the Plan to one or more of our officers, subject in each case to limitations specified in the Plan.

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Types of Awards

The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, shares of our common stock, $.01 par value (our “Common Stock”), dividend equivalent units, incentive cash awards or other awards based on our Common Stock. These award types are described in further detail below.

Shares Reserved under the Plan

An aggregate of 9,800,000 shares of Common Stock have been reserved for issuance under the Plan. No more than 9,800,000 shares of Common Stock may be issued upon the exercise of incentive stock options. The number of shares reserved for issuance under the Plan is reduced by the maximum number of shares, if any, that may be issuable under an award as determined on the date of the grant of the award, except that the total number of shares reserved is reduced by one and one-half shares for each share delivered in payment or settlement of a full-value award. “Full-value awards” include restricted stock, restricted stock units payable in shares of Common Stock, performance shares, performance units payable in shares of Common Stock and any other similar award payable in shares of Common Stock under which the value of the award is measured as the full value of a share of Common Stock, rather than the increase in the value of a share of Common Stock.

In general, if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award (whether due currently or on a deferred basis); it is determined during or at the conclusion of the term of an award granted under the Plan that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable on the basis that the conditions for such issuance will not be satisfied; shares are forfeited under an award; or shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares; then in each and every case such shares will again be available for issuance under the Plan.

Options

The administrator has the authority to grant stock options and to determine all terms and conditions of each stock option. A stock option gives the participant the right to purchase shares of our Common Stock at a fixed price, called the “option price,” after the vesting conditions of the option are met and prior to the date the option expires or terminates. The administrator fixes the option price per share of Common Stock, which may not be less than the fair market value of the Common Stock on the date of grant (except with respect to Replacement Awards or pursuant to other sections as described in the Plan). Fair market value is defined as the last sales price of a share of our Common Stock as reported online or in print by The Wall Street Journal for the date in question, or if no sales of our Common Stock occur on such date, on the last preceding date on which there was such a sale. The administrator determines the expiration date of each option, but the expiration date cannot be later than 10 years after the grant date. Options are exercisable at such times and are subject to such restrictions and conditions as the administrator deems necessary or advisable. The stock option exercise price is payable to us in full upon exercise.

Repricing Prohibited

Neither the administrator nor any other person may amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or cancel outstanding stock options or stock appreciation rights with an exercise price above the current per share price of the Common Stock in exchange for cash or other securities.

Backdating Prohibited

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

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Stock Appreciation Rights

The administrator has the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock (called the “grant price”) during a specified period of time. The Plan provides that the administrator determines all terms and conditions of each stock appreciation right, including, among other things: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; a grant price that is not be less than the fair market value of the Common Stock subject to the stock appreciation right on the date of grant (except with respect to Replacement Awards or pursuant to other sections as described in the Plan); a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, Common Stock or a combination of the two.

Performance and Stock Awards

The administrator has the authority to grant awards of restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of Common Stock. Performance shares means the right to receive shares of Common Stock to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent performance goals are achieved.

The administrator determines all terms and conditions of these types of awards, including, among other things: whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; whether the restrictions imposed on restricted stock or restricted stock units will lapse, and any portion of the performance goals subject to an award will be deemed achieved, upon a participant’s death, disability or retirement; the length of the vesting and/or performance period (provided that any period of vesting applicable to restricted stock or restricted stock units that are not subject to a performance goal, not Replacement Awards and granted to a participant other than a non-employee director may not lapse more quickly than ratably over three years from the date of grant, subject to exceptions specified in the Plan) and, if different, the date on which payment of the benefit provided under the award is made; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock; and, with respect to restricted stock units and performance units, whether the awards settle in cash, in shares of Common Stock, or in a combination of the two.

Incentive Awards

The administrator has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the administrator specifies, although the administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or retirement (for awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)), or such other circumstances as the administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

Dividend Equivalent Units

The administrator has the authority to grant dividend equivalent units in connection with awards other than options, stock appreciation rights or other stock rights within the meaning of Code Section 409A. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of Common Stock. No dividend equivalent unit granted in tandem with another award may include vesting provisions more favorable to the participant than the vesting provisions, if any, to which the tandem award is subject. Any performance period applicable to an award of dividend equivalent units must relate to a period of at least one year except that, if the award is made in the year the Plan becomes effective, at the time of commencement of employment with us or on the occasion of a promotion, then the award may relate to a period shorter than one year.

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Other Stock-Based Awards

The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, either alone or in addition to or in conjunction with other awards, and payable in shares of Common Stock or cash. Such awards may include shares of unrestricted Common Stock, which may be awarded, without limitation (except as provided in the Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our Common Stock from us. The administrator determines all terms and conditions of the award, including but not limited to the time or times at which such award is made and the number of shares of Common Stock to be granted pursuant to such award or to which such award relates. Any award that provides for purchase rights must be priced at 100% of the fair market value of our Common Stock on the date of the award.

Effect of Termination of Employment or Service on Awards

The administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with us or our affiliates on the award. The Plan describes the treatment of awards upon various terminations in the event the administrator does not determine otherwise.

Transferability of Awards

Awards granted under the Plan generally may not be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a participant other than by will or the laws of descent and distribution. During the lifetime of the participant, awards generally may be exercised only by the participant or the participant’s legal representative or by certain permitted transferees as provided in the Plan (or by the legal representative of the permitted transferee). Subsequent transfers of transferred awards are also generally prohibited. Any attempted transfer not permitted by the Plan will be null and void and have no legal effect, and the restrictions in the Plan, and any risk of forfeiture applicable to an award, will be enforceable against any permitted transferee.

Adjustments

Under the terms of the Plan, if:

•	we are involved in a merger or other transaction in which our Common Stock is changed or exchanged;
•	we subdivide or combine our Common Stock or we declare a dividend payable in our Common Stock, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property;
•	we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of Common Stock at the time the dividend is declared, or we effect any other dividend or other distribution on our Common Stock in the form of cash, or a repurchase of shares of Common Stock, that our Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our Common Stock; or
•	any other event occurs, which, in the judgment of the administrator necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of shares of Common Stock subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares of Common Stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and the performance goals of an award.

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In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a change of control, as defined in the Plan, then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the change of control provisions of the Plan. The administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, including the Spin-Off, and without affecting the number of shares of Common Stock otherwise reserved or available under the Plan, authorize the issuance or assumption of awards, including the Replacement Awards, upon terms it deems appropriate.

We are also authorized to issue Replacement Awards in connection with the adjustment and replacement by MTW of certain awards previously granted by MTW.

Change of Control

The Plan provides for “double trigger” vesting of awards upon a change of control of our Company. Specifically, under the terms of the Plan, if there is a change of control of our Company, then, unless the participant is subject to an arrangement or policy that provides a more favorable result, the following will apply:

•	If the purchaser, successor or surviving entity (or parent thereof) (the “Surviving Entity”) so agrees, some or all outstanding awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Surviving Entity in the change of control transaction; provided that such assumption or replacement shall be permitted with respect to equity-based awards without participant consent only to the extent the assumed or Replacement Award, as the case may be, relates to publicly traded or otherwise liquid equity securities after the consummation of the change of control transaction and to the extent other appropriate adjustments in the terms and conditions of the award (including any performance goals) are made so that the participant is not disadvantaged solely as a result of the change of control. If applicable, each award assumed by the Surviving Entity shall be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control. Upon the participant’s termination of employment by the Surviving Entity without cause, or by the participant for good reason, in either case within twenty-four (24) months following the change of control, all of the participant’s awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination.
•	To the extent the Surviving Entity in the change of control transaction does not assume the awards or issue Replacement Awards as provided in the preceding paragraph:
(i)	Options and stock appreciation rights will become exercisable and we may cancel them for a cash payment.
(ii)	Unvested restricted stock and restricted stock units will vest on an accelerated basis, and participants holding such awards may elect to receive the change of control price per share for such restricted stock or restricted stock units.
(iii)	Recipients of performance shares and performance units may elect to receive a cash payment in exchange for the surrender of their awards equal to a pro rata portion of the value of such awards assuming the greater of target or projected actual performance.
(iv)	All incentive awards for which the performance period has not yet expired shall be deemed to have been earned pro rata, based on the number of whole months that have elapsed from the beginning of the relevant performance period to the date of the change of control, as if the performance goals are attained as of the effective date of the change of control at the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the change of control).
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(v)	Each holder of an incentive award, performance share and/or performance unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the incentive award, performance share and/or performance unit so earned.
(vi)	Dividend equivalent units will be paid out on a pro rata basis.
(vii)	Each holder of any type of award not subject to the foregoing provisions shall be entitled to receive a cash payment based on the value of the award as of the date of the change of control.

The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Plan means the occurrence of any one of the following:

•	Any person (other than an employee benefit plan of our Company or of any subsidiary of our Company and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of securities of our Company representing 30% or more of the combined voting power of our then outstanding securities;
•	We are merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of our Company outstanding immediately prior thereto continuing to represent more than 60% of the combined voting power of the voting securities of our Company or such surviving entity outstanding immediately after such merger or consolidation or our Company engages in a merger or consolidation effected to implement a recapitalization of our Company (or similar transaction) in which no person acquires 30% or more of the combined voting power of our then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving our Company will not be considered a change of control if we are the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of our Company immediately following the merger or consolidation;
•	We or any of our affiliates sell, assign or otherwise transfer assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds 50% of our consolidated book value, determined by us in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where our stockholders retain ownership of the transferred assets proportionate to their pro rata ownership interest in our Company shall not be a change of control;
•	Our Company dissolves and liquidates substantially all of its assets; or
•	At any time when the “continuing directors” cease to constitute a majority of our Board. For this purpose, a “continuing director” means the individuals who, at the effective date of the Plan, constitute our Board and any new directors (other than directors designated by a person who has entered into an agreement with us to effect a change of control transaction) whose appointment to our Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the then-serving continuing directors.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the administrator may include an amended definition of “change of control” in the award agreement issued with respect to such award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

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The Plan does not provide for a “gross-up” for any excise taxes imposed on change in control related payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any of our affiliates or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Termination and Amendment

The Plan’s term is indefinite, in that it terminates when all shares reserved for issuance under the Plan have been issued, subject to our Board’s right to terminate the Plan at any time. In addition, our Board or the administrator may amend the Plan at any time, except:

•	our Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;
•	stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which our Common Stock is then traded, or any other applicable law; and
•	stockholders must approve any amendment to the Plan that materially increases the number of shares of Common Stock reserved under the Plan, the incentive stock option award limits or the per participant award limitations set forth in the Plan, that shortens the minimum vesting requirements under the Plan or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person who may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Common Stock is then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for our Company, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation, Disgorgement and Recoupment of Awards

The administrator may terminate or cause a participant to forfeit an award, and require a participant to disgorge to us any gains attributable to an award, if the participant engages in any action constituting, as determined by the administrator in its discretion, cause for termination, or a breach of any agreement between the participant and us or one of our affiliates concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

Any awards granted under the Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment or clawback policy that we adopt from time to time, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards.

Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the Plan.

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Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines are necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

There are generally two types of stock options that may be granted under the Plan, referred to as “non-qualified stock options” and “incentive stock options.” The two types of options have different tax consequences.

The grant of a non-qualified stock option under the Plan will create no income tax consequences to us or to the participant. If the option is considered a non-qualified stock option, then the participant will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the option price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

The grant of an incentive stock option under the Plan, like the grant of a non-qualified stock option, will create no income tax consequences to us or to the participant. To the extent an option is an incentive stock option, however, a participant generally will recognize no income or gain upon the exercise of such incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Plan will create no income tax consequences to us or to the participant. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our Common Stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

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Restricted Stock

The grant of restricted stock under the Plan generally will not cause immediate income recognition by the participant or entitle us to an immediate deduction at the time of the grant, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

The grant of a restricted stock unit under the Plan generally will not cause immediate income recognition by the participant or entitle us to an immediate deduction at the time of the grant. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares under the Plan will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

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Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or Common Stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Code Section 162(m) limits the deduction we can take for compensation we pay to our Chief Executive Officer and our three other highest paid officers other than our Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included when determining whether the $1 million limit has been met. The Plan is designed so that awards granted to the covered individuals may meet the Code Section 162(m) requirements for performance-based compensation.

Code Sections 409A and 280G

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Section 409A are not complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax and, potentially, interest and penalties. We have sought to structure the Plan, and we expect to seek to structure awards under the Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance issued pursuant to Section 409A. To the extent that we determine that any award granted under the Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by us and are subject to an excise tax of 20% payable by the participant under Code Section 4999. As described above, the Plan does not provide for a “gross-up” for any excise taxes imposed on change in control related payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any of our affiliates or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant. If the amounts are paid in full, the 20% excise tax described above would apply and would be the sole responsibility of the participant.

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New Plan Benefits

The table below sets forth information concerning performance share awards that were granted under the Plan contingent on stockholder approval of the material terms of the performance goals under the Plan.

Name and Position	Number of Performance Shares
Hubertus M. Muehlhaeuser President and Chief Executive Officer	111,029
John O. Stewart Senior Vice President and Chief Financial Officer	38,860
Josef Matosevic Senior Vice President and Chief Operating Officer	31,033
Andreas G. Weishaar Senior Vice President Strategy, Marketing, and Human Resources	27,757
Maurice D. Jones Former Vice President, General Counsel and Secretary	34,641
All current executive officers as a group (7 persons)*	238,839
Non-executive directors as a group (7 persons)	0
All employees, excluding executive officers, as a group (19 persons)	110,588

___________

*Does not include Mr. Jones because he retired January 2, 2017.

Except for the awards disclosed above, we cannot currently determine the awards that may be granted under the Plan in the future to our executive officers or non-employee directors named in this proxy statement or to other officers, non-employee directors, employees, or other persons. The administrator will make such determinations from time to time.

Required Vote

The affirmative vote of the holders of a majority of shares of the Company’s common stock represented and entitled to vote at the Annual Meeting is required to approve the advisory vote on compensation of the named executive officers. Consequently, broker non-votes will have no effect on approval of the resolution, but abstentions will act as a vote against approval of the resolution.

Our Board recommends a vote “FOR” this proposal.

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EXECUTIVE OFFICERS OF WELBILT

The following table sets forth information as of March 16, 2017 regarding our executive officers.

Name	Age	Position With The Registrant
Hubertus M. Muehlhaeuser	47	President and Chief Executive Officer
John O. Stewart	58	Senior Vice President and Chief Financial Officer
Josef Matosevic	45	Senior Vice President and Chief Operating Officer
Joel H. Horn	48	Senior Vice President, General Counsel and Secretary
Richard N. Caron	60	Senior Vice President Innovation
Andreas G. Weishaar	42	Senior Vice President Strategy, Marketing and Human Resources
Haresh Shah	48	Vice President, Corporate Controller and Chief Accounting Officer

Mr. Muehlhaeuser’s biography is set forth above under “Proposals Requiring Your Vote — Proposal 1 — Election of Directors.”

Mr. Stewart was appointed Senior Vice President and Chief Financial Officer of Welbilt effective November 9, 2015. Prior to his appointment, his most recent position was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Hostess Brands, Inc., a manufacturer and distributor of cake and bread products, which he held from 2010 until May 2013. From May 2013 until his appointment with Welbilt, Mr. Stewart was retired. Before joining Hostess Brands, Inc. in 2010, Mr. Stewart served as the Executive Vice President and Chief Financial Officer of Dr. Pepper Snapple Group, Inc. (NYSE: DPS), a leading carbonated soft drinks company, from 2006 until 2010. From 1990 to 2005, Mr. Stewart served in various finance roles within the business of Diageo PLC (NYSE: DEO), a leading premium spirits business, including as the Chief Financial Officer of Diageo PLC’s subsidiary Diageo North America, Inc. from 2001 until 2004. Mr. Stewart holds a Bachelor of Accountancy degree from the University of Glasgow and is a member of the Institute of Chartered Accountants of Scotland.

Mr. Matosevic was appointed Chief Operating Officer of Welbilt in August 2015. Prior to that, he served as Senior Vice President of Global Operational Excellence for MTW in 2014 after serving as the Executive Vice President - Global Operations and Purchasing for MTW Cranes since early 2012. Prior to joining MTW, Mr. Matosevic served in various executive positions with Oshkosh Corporation (NYSE: OSK), a designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies, from 2008-2012, including as that company’s Executive Vice President, Global Manufacturing Operations from 2010-2012, with responsibilities for the defense segment, global operating systems and lean deployment. He previously served as Vice President of Global Operations from 2005 to 2007 and Chief Operating Officer from 2007 to 2008 at Wynnchurch Capital/Android Industries, a sub-assembler and sequencer of complex modules for automotive original equipment manufacturers. Mr. Matosevic has over 20 years of global operating and business experience, with skills and experience in Lean Six Sigma practices, automation, and supply chain development.

Mr. Horn was appointed Senior Vice President, General Counsel and Secretary of Welbilt effective January 2, 2017. Previously, he served as the Vice President, Associate General Counsel and Assistant Secretary of Welbilt. Mr. Horn joined MTW in 2008 as Associate General Counsel and held that role until joining Welbilt during the Spin-Off. Prior to joining MTW, Mr. Horn was Senior Counsel and General Counsel for Enodis, PLC from 2004 until 2008, and was Associate General Counsel for Mitsubishi Power Systems, Inc. from 2000 through 2004. Mr. Horn holds a Bachelor degree in Political Science and Government from Stockton University in Pomona, New Jersey, and a Juris Doctor degree from New England Law | Boston in Boston, Massachusetts.

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Mr. Caron was promoted to Senior Vice President Innovation of Welbilt in 2015. Previously, he served as EVP Global Marketing and Innovation for Welbilt and as Welbilt’s Chief Technology Officer, a position that he has held since 2005 as a former Enodis employee. Under his leadership, Mr. Caron was instrumental in the development and success of the Education and Technology Center. He has also led a variety of new product development initiatives, which have helped distinguish the Company as a technology leader in the foodservice industry. Prior to Welbilt/Enodis, Mr. Caron served as Chief Executive Officer for the Moseley Corporation in Franklin, Massachusetts. Other key professional experience included serving as president and chief executive officer of TurboChef, Inc. in Dallas, Texas. Before TurboChef, Mr. Caron was managing director of the consumer products practice at Arthur D. Little (ADL) in Cambridge, Massachusetts. During his 19-year affiliation with ADL, Mr. Caron led many consulting assignments involving technology, strategy, and product development. In addition, Mr. Caron holds several patents in the foodservice industry, including automated frying and rapid cooking systems. Mr. Caron is a graduate of the Massachusetts Institute of Technology where he earned Master of Science and Bachelor of Science degrees in Chemical Engineering Practice.

Mr. Weishaar was appointed Senior Vice President Strategy, Marketing and Human Resources of Welbilt effective February 1, 2016. Prior to his appointment, he served ten years at AGCO Corporation (NYSE: AGCO) (“AGCO”), a leading manufacturer and distributor of agricultural equipment and related replacement parts. His most recent role at AGCO was as Vice President and General Manager of Global Green Harvesting, responsible for the company’s worldwide hay, forage and sugar business. Prior to joining AGCO, Mr. Weishaar was part of the Strategy & Organization practice of Arthur D. Little, where he worked in areas of strategy and organization, performance improvement and mergers & acquisitions. He holds a Master of Business Administration from the European Business School, Germany, and studied both at the Ecole Supérieure de Commerce de Dijon, France, and the Thunderbird School of Global Management, USA.

Mr. Shah was appointed Vice President, Corporate Controller and Chief Accounting Officer of Welbilt effective June 13, 2016. Prior to his appointment he served as Vice President, Corporate Controller of Syniverse Technologies, LLC, a mobile communication services leader in mobile interoperability, mobile communications and mobile expertise, from 2012 until May 2016. He previously served in financial leadership roles at Amkor Technology, Inc., a leading provider of outsourced semiconductor packaging and test services, including Vice President, International Finance, from 2009 until 2012. Prior thereto, he held positions with increasing responsibility at Alcatel-Lucent, a provider of internet protocol (IP) and cloud networking and ultra-broadband access, from 2000 until 2008, including serving as Controller, Asia Pacific and China — Convergence Business Group. Mr. Shah earned a B.B.A. degree in accountancy from Baruch College and is a Certified Public Accountant.

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Governance of the Board and Its Committees

Governance of the Company

Composition. Currently the Board is comprised of seven directors. Under Welbilt’s Bylaws, the number of directors may not be more than nine. On March 28, 2016, we entered into a Joinder Agreement to the Settlement Agreement (the “Settlement Agreement”) entered into by MTW with Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc (the “Icahn Shareholders”). Pursuant to the Settlement Agreement, the number of directors may not be more than nine during the period in which the Icahn Shareholders are subject to the standstill provision under the Settlement Agreement. See “Governance of the Board and Its Committees – Certain Relationships and Transactions with Related Persons – Settlement Agreement.”

Independence. The Board has determined that the following non-employee directors and nominees - Dino J. Bianco, Joan K. Chow, Thomas D. Davis, Cynthia M. Egnotovich, Timothy J. Fenton, Andrew Langham and Brian R. Gamache do not have any material relationship with Welbilt, other than serving as directors, and that each is independent as defined in Welbilt’s Corporate Governance Guidelines (which may be viewed on the Company’s website at www.welbilt.com), under applicable law, and the New York Stock Exchange listing standards. In determining whether a director has a material relationship with Welbilt, the Board has adopted nine criteria. Those criteria may be viewed on Welbilt’s website at www.welbilt.com. Any director who meets all of the nine criteria will be presumed by the Board to have no material relationship with Welbilt. Hubertus M. Muehlhaeuser, the Company’s President and Chief Executive Officer, is not an independent director. Mr. Fenton is not standing for re-election.

Tenure. Directors are elected to one-year terms at the annual meetings of stockholders, and each director will hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Pursuant to the Company’s Corporate Governance Guidelines, when a director reaches the age of 72, the director will resign from the Board at the first annual meeting held after reaching that age.

Guidelines. The Company has adopted Corporate Governance Guidelines to set forth internal Board policies and procedures. A copy of the current Corporate Governance Guidelines may be viewed on the Company’s website at www.welbilt.com.

As set forth in the Corporate Governance Guidelines, all directors are strongly encouraged to attend all annual stockholder meetings of the Company.

Ethics. We have adopted a written code of conduct, or the “Code of Conduct,” that applies to all of our employees. The Code of Conduct reflects our commitment to operate our business in a manner that meets the highest ethical standards. It includes or refers to policies and rules that cover ethical and legal practices for nearly every aspect of our business. A copy of the Code of Conduct is posted on our web site at www.welbilt.com.

Meetings. During the fiscal year ended December 31, 2016, the Board met eight times. All members of the Board attended at least 75 percent of the meetings held by the Board and the committees on which they served. As required by the Company’s Corporate Governance Guidelines, in each of the regularly scheduled meetings, the non-employee directors in attendance also met in executive session with Ms. Egnotovich presiding.

Board Leadership Structure. Our Bylaws currently provide that our Chairperson of the Board may also be elected the Chief Executive Officer and the President. The Board has determined that the interests of the Company and the Board are best served at this time by separating the roles of Chairperson of the Board and Chief Executive Officer of the Company. Among the factors considered by the Board in reaching this conclusion, the Board believes that with the recent Spin-Off, it will be important for the President and Chief Executive Officer of the Company to focus solely on his responsibilities in that role and that a Board member with a long-standing familiarity with the Company should serve as the Chairperson of the Board. The Board believes this governance structure promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. The Chairperson serves as a liaison between the Board and senior management, but having an independent Chairperson also enables non-management directors to raise issues and concerns for Board consideration without immediately involving management.

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The Corporate Governance Guidelines provide that if the Chairperson of the Board is also the Chief Executive Officer, the chairperson of the Corporate Governance Committee, currently Cynthia M. Egnotovich, would serve as the lead director. If for any reason the chairperson of the Corporate Governance Committee is unable to perform the lead director role on a temporary basis, he/she will designate the chairperson of either the Compensation Committee or the Audit Committee to assume the role of lead director on an interim basis. The lead director has the following duties and responsibilities: (a) preside at all meetings of the Board at which the Chairperson of the Board is not present, including independent director sessions; (b) call independent director sessions; (c) serve as a liaison between the Chairperson of the Board and the independent directors; (d) review and approve the agendas for Board meetings, including the schedule of meetings; (e) meet with the Chairperson of the Board and Chief Executive Officer after each Board meeting to provide feedback to the Chairperson of the Board and Chief Executive Officer regarding the Board meeting and any other matters deemed appropriate by the independent directors (except for feedback regarding the Chief Executive Officer’s overall performance as the Chief Executive Officer of the Company, which feedback will be led by the chairperson of the Compensation Committee); and (f) such other duties and responsibilities as the Board may request from time to time.

Risk Oversight

The Board is responsible for the oversight of risk across the entire Company. This responsibility is administered more directly through the Audit Committee of the Board. As set forth in the Audit Committee Charter, one purpose of the Audit Committee is to assist the Board in fulfilling its role in the oversight of the risk across the organization and the management and/or mitigation of those risks. The Audit Committee discusses policies with respect to risk assessment and risk management, which includes a discussion of the Company’s major risks (of whatever nature) and the steps that Company management has taken or is taking to monitor and manage those risks within acceptable levels. Additionally, the Audit Committee will review and evaluate from time-to-time the Company’s process for managing and mitigating those Company risks assigned by the Board to the Audit Committee for review and evaluation. Similarly, the Corporate Governance Committee and Compensation Committee will review and evaluate the Company’s process for managing and mitigating any risks assigned by the Board to the committee, if any. The management of the risks takes place through the following offices based on responsibility: Chief Financial Officer (market, financial, accounting, information systems, public reporting, reputation, regulatory, and strategic planning risks); General Counsel (legal, regulatory, product liability, and insurance risks); Senior Vice President of Human Resources (employment, labor, regulatory, environmental, health, welfare and safety risks); and the segment Senior Vice Presidents (market, operational, and competition risks).

Certain Relationships and Transactions with Related Persons

Procedures for Approval of Related Party Transactions

Our Board will review and approve or ratify the material terms of any transaction involving Welbilt in which a director, a nominee for director, an executive officer, an immediate family member of one of these individuals or a principal stockholder (each of whom is known as a “related party”) has a direct or indirect material interest. Our Board will review to determine whether the terms of the transaction are any less favorable than those generally available from unaffiliated third parties and the extent of the related party’s interest in the transaction.

Agreements with MTW

We entered into a Master Separation and Distribution Agreement with MTW. In connection with the Spin-Off, we also entered into various other agreements to effect the Spin-Off and provide a framework for our relationship with MTW after the separation, including a transition services agreement, a tax matters agreement, an employee matters agreement and an intellectual property matters agreement. These agreements provide for the allocation between us and MTW of MTW’s assets, employees, liabilities and obligations (including investments, property and employee benefits, and tax-related assets and liabilities) attributable to periods prior to, at and after our separation from MTW and will govern certain relationships between us and MTW after the Spin-Off.

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Master Separation and Distribution Agreement

We entered into the Master Separation and Distribution Agreement with MTW, pursuant to which we and MTW have legally and structurally separated. The Master Separation and Distribution Agreement identifies the assets that were transferred, the liabilities that were assumed and the contracts that were assigned to each party as part of the separation. Except as expressly set forth in the Master Separation and Distribution Agreement, neither we nor MTW made any representation or warranty as to the assets, businesses or liabilities transferred or assumed in the Spin-Off, as to any consents required in connection with the transfers, as to the value of or the freedoms from any security interests of any of the assets transferred, as to the absence or presence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other asset of either party, or as to the legal sufficiency of any assignment, document or instrument to convey title to any asset or thing of value to be transferred in connection with the Spin-Off. All assets were transferred on an “as-is, where-is” basis, and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests.

Under the Master Separation and Distribution Agreement:

•	Generally, each party assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities, and will indemnify the other party for any liability, to the extent arising out of or resulting from such assumed or retained legal matters.
•	Each party (together with its affiliates) released and discharged the other party (and the other party’s affiliates) from all liabilities existing or arising from acts occurring or failing to occur on or before March 4, 2016, including in connection with the implementation of the separation, except as set forth in the Master Separation and Distribution Agreement. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off, including the Separation Agreements.
•	We agreed to indemnify, defend and hold harmless MTW, MTW’s affiliates and the directors, officers and employees of MTW and its affiliates from and against all liabilities relating to, arising out of or resulting from (i) our failure to pay, perform or otherwise promptly discharge any of our liabilities or, (ii) any breach by us of the Master Separation and Distribution Agreement or any of the other Separation Agreements.
•	MTW agreed to indemnify, defend and hold harmless us, our affiliates and our and our affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from (i) MTW’s failure to pay, perform or otherwise promptly discharge any of its liabilities, or (ii) any breach by MTW of the Master Separation and Distribution Agreement or any of the other Separation Agreements.
•	We and MTW allocated the rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution and established procedures for the administration of insured claims.
•	We and MTW agreed to use commercially reasonable efforts to take all actions as the other party may reasonably request, consistent with the Separation Agreements, to effect the provisions and purposes of the Separation Agreements and the transactions contemplated therein.
•	We and MTW agreed to procedures for the resolution of disputes that arise under the Separation Agreements related to the Spin-Off. Except as provided in the other Separation Agreements, we and MTW have agreed to attempt to resolve any disputes through good-faith discussions between our executives and MTW’s executives. If these efforts are not successful, either we or MTW may submit the dispute to nonbinding mediation or, if the nonbinding mediation is not successful, to binding alternative dispute resolution, subject to the provisions of the Master Separation and Distribution Agreement.
•	We and MTW agreed that, under the Master Separation and Distribution Agreement, we, our affiliates and MTW and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.
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•	We and MTW allocated responsibility for the costs, fees and expenses incurred in connection with the Spin-Off. We are responsible for any costs, fees and expenses incurred in connection with the financing transactions we undertook in connection with the Spin-Off and any other costs, fees and expenses specifically incurred by us prior to the Distribution, while MTW is responsible for all other costs, fees and expenses prior to the Distribution. Following the Distribution, each party is responsible for paying its own costs, fees and expenses.
•	We and MTW agreed to certain other matters, including access to financial and other information, confidentiality and access to and provision of records.

Transition Services Agreement

We entered into the Transition Services Agreement with MTW, pursuant to which we and MTW, on an interim, transitional basis, have provided each other with various services. MTW agreed to provide us with certain services related to supply chain management, information technology, sales, administrative support for certain employees, access to certain shared facilities and shared office space, finance, treasury, accounting, tax, legal, audit and payroll. We agreed to provide MTW with certain services related to information technology and finance. Under the Transition Services Agreement, we and MTW may also provide each other with certain other mutually agreed-upon services. In each case, the company providing the services will perform the services in a manner and on a basis that is substantially similar to that during the twelve-month period immediately prior to the date of the Transition Services Agreement.

The Transition Services Agreement specifies the term during which we and MTW would provide the services described above. The services were substantially completed as of December 31, 2016. The Transition Services Agreement also specifies when and how a company receiving services may terminate different categories of service, the cost of the services to the party receiving the services, and certain additional obligations that we and MTW have to assist in transitioning services to each other’s control.

Under the Transition Services Agreement, each party’s liability is generally limited to the aggregate amount of fees actually received for services provided under the agreement. The Transition Services Agreement also provides that we, our affiliates and MTW and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.

Tax Matters Agreement

We entered into the Tax Matters Agreement with MTW that governs each party’s respective rights, responsibilities and obligations with respect to the allocation of tax liabilities, the preparation and filing of tax returns, tax payments, the parties’ entitlements to tax refunds, the parties’ maintenance of the tax-free status of the Spin-Off, the control of audits and other tax proceedings, assistance and cooperation with respect to tax matters, the maintenance of tax-related records and other tax-related activities.

In addition, the Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on business combinations, sales of assets, liquidations, stock issuances or repurchases and modifications of the voting rights of our stock, among others). The Tax Matters Agreement provides special rules allocating tax liabilities in the event the Spin-Off, together with certain related transactions, is not treated as tax-free. In general, under the Tax Matters Agreement, we and MTW will each be responsible for taxes that arise from the failure of the Spin-Off to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355, 368 and related provisions of the Code, to the extent that such failure to qualify is attributable to the actions, events or transactions related to each party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

Employee Matters Agreement

We entered into the Employee Matters Agreement with MTW to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each party.

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The Employee Matters Agreement provides that, unless otherwise specified, MTW is responsible for liabilities associated with employees who are employed by MTW following the Spin-Off and former employees whose last employment was with MTW, and we are responsible for liabilities associated with employees who are employed by us following the Spin-Off and former employees whose last employment was with us.

In addition, the Employee Matters Agreement addresses the treatment of MTW’s outstanding equity-based incentive awards held by employees who will be employed by Welbilt in connection with the Spin-Off.

Intellectual Property Matters Agreement

We entered into the Intellectual Property Matters Agreement with MTW that confirms the ownership of our and MTW’s respective intellectual property assets, provides for licensing of certain intellectual property assets and includes consents to use certain intellectual property assets (subject to certain limitations regarding field of use or certain change-of-control events in which we or MTW are acquired by a competitor), steps to avoid any confusion in the marketplace with respect to the use of various trademarks and other arrangements of cooperation between MTW and us in implementing the terms of the Intellectual Property Matters Agreement.

Settlement Agreement

As discussed previously, on March 28, 2016, we entered into a Joinder Agreement to the Settlement Agreement. The Icahn Shareholders have disclosed beneficial ownership exceeding 5% of Welbilt’s common stock.

The Settlement Agreement provided the Icahn Shareholders with the option to cause MTW to appoint one designee of the Icahn Shareholders to our Board in connection with the Spin-Off. The Icahn Shareholders designated Mr. Langham, who is entitled under the Settlement Agreement to serve until the Annual Meeting of stockholders. The Icahn Shareholders have nominated Mr. Langham for election for another one-year term as a director. The Settlement Agreement also requires that we satisfy certain corporate governance requirements for the duration of a standstill period, which will expire 25 days after the date that no Icahn designee serves on our Board.

Committees

The Company has standing Corporate Governance, Audit, and Compensation Committees of the Board, comprised of only independent directors as follows:

Corporate Governance Committee	Audit Committee	Compensation Committee
Cynthia M. Egnotovich, Chair	Dino J. Bianco, Chair	Joan K. Chow, Chair
Joan K. Chow	Thomas D. Davis	Dino J. Bianco
Andrew Langham	Timothy J. Fenton	Thomas D. Davis
	Andrew Langham	Timothy J. Fenton

Corporate Governance Committee

The responsibilities of our Corporate Governance Committee include the following:

•	evaluating and recommending current directors for re-election and new candidates to fill existing or expected vacancies;
•	recommending the frequency, agenda, location and timing of Board meetings to the Chief Executive Officer;
•	reviewing the size, composition and independence of the Board, as well as the number and structure of Board committees;
•	reviewing validly submitted stockholder proposals;
•	reviewing our stock ownership guidelines and monitoring directors’ compliance with the stock ownership guidelines; and
•	facilitating an executive session at each regular Board meeting for non-employee directors.
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The Corporate Governance Committee will manage a process whereby the directors are evaluated before recommending them to the full Board as nominees for stockholder re-election and to similarly identify and recommend new candidates for nomination to fill existing or expected director vacancies. The Corporate Governance Committee has adopted the following policies and procedures regarding consideration of candidates for the Board:

Consideration of Candidates for Board Submitted by Stockholders. The Corporate Governance Committee will only review recommendations for director nominees from any stockholder beneficially owning, or group of stockholders beneficially owning in the aggregate, at least 5% of the issued and outstanding common stock of the Company for at least one year as of the date that the recommendation was made (a “Qualified Stockholder”). Any Qualified Stockholder must submit its recommendation no later than the 120th calendar day before the date of the Company’s proxy statement released to the stockholders in connection with the previous year’s annual meeting for the recommendation to be considered by the Corporate Governance Committee. Any recommendation must be submitted in accordance with the policy in the Corporate Governance Guidelines captioned “Communications to the Board of Directors.” In considering any timely-submitted recommendation from a Qualified Stockholder, the Corporate Governance Committee shall have sole discretion as to whether to nominate the individual recommended by the Qualified Stockholder, except that in no event shall a candidate recommended by a Qualified Stockholder who is not “independent” as defined in the Company’s Director Independence Criteria and who does not meet the minimum expectations for a director set forth in the Company’s Corporate Governance Guidelines be recommended for nomination by the Corporate Governance Committee.

The Corporate Governance Committee did not receive any recommendations for director nominees from any Qualified Stockholder (as defined in the foregoing policy).

Consideration of Candidates for Board who are Incumbent Directors. Prior to the expiration of the term of a director desiring to stand for re-election, the Corporate Governance Committee will evaluate the performance and suitability of the particular director. The evaluation may include the opportunity for other sitting directors to provide input to the Corporate Governance Committee or its chairperson and may include an interview of the director being evaluated. If the director being evaluated is the chairperson of the Corporate Governance Committee, another Corporate Governance Committee member will be appointed by the Corporate Governance Committee to lead the evaluation. The Corporate Governance Committee will make a recommendation to the Board for the Board’s final decision on each director seeking re-election.

Consideration of Candidates for Board who are Not Incumbent Directors. In the event of a vacancy in the Board, the Corporate Governance Committee will manage the process of searching for a suitable director. The Corporate Governance Committee will be free to use its judgment in structuring and carrying out the search process based on the Corporate Governance Committee’s and the Board’s perception as to what qualifications would best suit the Board’s needs for each particular vacancy. The process may include the consideration of candidates recommended by officers, Board members, stockholders, and/or a third party professional search firm retained by the Corporate Governance Committee. The Corporate Governance Committee has sole authority to retain (including to determine the fees and other retention terms) and terminate any third party to be used to identify director candidates and/or evaluate any director candidates. Any candidate should meet the expectations for directors set forth in the Company’s Corporate Governance Guidelines. Strong preference should be given to candidates who are “independent,” as that term is defined in the Company’s Director Independence Criteria and the New York Stock Exchange rules, and to candidates who are sitting or former executives of companies whose securities are listed on a national securities exchange and registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Corporate Governance Committee is not required to consider candidates recommended by a stockholder except in accordance with the section captioned, “Consideration of Candidates for the Board of Directors Submitted by Shareholders” set forth in the Corporate Governance Committee Charter. If the Corporate Governance Committee determines to consider a candidate recommended by a stockholder, the Committee will be free to use its discretion and judgment as to what deference will be given in considering any such candidate.

Director Qualifications and Diversity. The Board appreciates the value that can come from a diverse representation on the Board. In identifying candidates for the Board, the Corporate Governance Committee considers foremost the qualifications and experience that the Committee believes would best suit the Board’s needs created by each particular vacancy. As part of the process, the Corporate Governance Committee and the Board endeavor to have a Board comprised of individuals with diverse backgrounds, viewpoints, and life and professional experiences, provided such individuals should all have a high level of management and/or financial experience. In this process, the Board and the Corporate Governance Committee do not discriminate against any candidate on the basis of race, color, national origin, gender, religion, disability, sexual orientation, or gender identity.

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Communications to the Board. As set forth in the Company’s Corporate Governance Guidelines, which may be viewed on the Company’s website at www.welbilt.com, any stockholder or interested party may communicate with the Board in accordance with the following process. If an interested party desires to communicate with the Board or any member of the Board, the interested party may send such communication in writing to the Company to the attention of the Vice President of Investor Relations and/or the General Counsel. Such communication must include the following information to be considered for forwarding to the Board or the applicable director:

1.	The name, address, and phone number of the interested party;
2.	The basis of the party’s interest in the Company; for example, if the interested party is a stockholder, a statement to that effect with the number of shares owned by the stockholder and the length of time that such shares have been beneficially owned;
3.	The identity of the director or directors for whom such communication is intended;
4.	The address where any reply or questions may be sent by the Company, the Board or any Board member;
5.	Whether such interested party requests that the Company let the interested party know whether or not such communication has been forwarded to the Board or the particular Board member; and
6.	Such other information that the Company may subsequently request to verify the foregoing information or to clarify the communication.

Any communication that the Company’s Vice President of Investor Relations or General Counsel determines, in his or her discretion, to be or to contain any language that is offensive or to be dangerous, harmful, illegal, illegible, not understandable, or nonsensical, may, at the option of such person, not be forwarded to the Board or any particular director. Any communication from an interested party shall not be entitled to confidential treatment and may be disclosed by the Company or by any Board member as the Company or the Board member sees fit. Neither the Company nor the Board nor any Board member shall be obligated to send any reply or response to the interested party, except to indicate to the interested party (but only if the interested party specifically requested such an indication) whether or not the interested party’s communication was forwarded to the Board or the applicable Board member.

The Corporate Governance Committee consists entirely of independent directors, each of which meets the independence requirements set forth in the listing standards of the NYSE and the Corporate Governance Committee charter.

There were five meetings of the Corporate Governance Committee during the fiscal year ended December 31, 2016. A copy of our Corporate Governance Committee charter may be viewed on our website at www.welbilt.com.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The responsibilities of our Audit Committee include, among other duties, overseeing:

•	our independent auditors’ qualifications, independence, performance and interactions with management;
•	management’s review of our annual audited financial statements;
•	the integrity of our financial statements, including the use of any unusual accounting methods and any issues resulting from the use of such methods;
•	earnings releases and other public financial communications;
•	the performance of our internal auditors and internal audit function;
•	internal procedures for the receipt, retention and treatment of complaints regarding our accounting, internal accounting controls or auditing matters;
•	our compliance with legal and regulatory requirements; and
•	our guidelines and policies with respect to risk assessment and risk management.
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The Audit Committee consists entirely of independent directors, each of which meets the independence requirements set forth in the listing standards of the NYSE, Rule 10A-3 under the Exchange Act and the Audit Committee charter. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise as such terms are interpreted by our Board in its business judgment. The Board has determined that each of Dino J. Bianco, Thomas D. Davis, Timothy J. Fenton and Andrew Langham is an “audit committee financial expert,” as that term is used in Item 407(d)(5) of Regulation S-K.

During the fiscal year ended December 31, 2016, the Audit Committee met eight times. For further information see the Audit Committee Report below. A copy of our Audit Committee charter may be viewed on our website at www.welbilt.com.

Compensation Committee

The Compensation Committee provides assistance to the Board in fulfilling its responsibility to achieve the Company’s purpose of maximizing the long-term total return to shareholders by ensuring that officers, directors, and employees are compensated in accordance with the Company’s philosophy, objectives, and policies. The Compensation Committee reviews and approves compensation and benefits policies, strategies, and pay levels necessary to support corporate objectives and provides an annual report on executive compensation for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations. The Compensation Committee conducts an annual evaluation of its own performance.

The responsibilities of our Compensation Committee include the following:

•	reviewing and approving corporate goals and objectives relevant to executive compensation;
•	setting compensation policy and administering compensation plans on behalf of the Board;
•	reviewing and recommending to the Board for approval the compensation of the Chief Executive Officer and other key executives;
•	annually providing input for the appraisal of the Chief Executive Officer’s performance;
•	evaluating compensation levels and payouts for the Chief Executive Officer and other executives against an appropriate comparison group;
•	reviewing and commenting on strategic and financial plans to determine their relationship to the compensation program;
•	reviewing and approving new compensation plans;
•	recommending pay levels for non-employee Board members; and
•	reviewing and approving, in coordination with the Audit Committee, the contents of SEC and other regulatory filings relating to compensation matters, including the Compensation Discussion and Analysis and related executive compensation disclosures.

All the members of the Compensation Committee are “independent” as defined in the Company’s Director Independence Criteria, the Compensation Committee Charter (both of which may be found on the Company’s website at www.welbilt.com), applicable law, and the corporate governance listing standards of the New York Stock Exchange relative to compensation committees. The members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code). The Compensation Committee is primarily responsible for administering the Company’s executive compensation program. As such, the Compensation Committee reviews and approves all elements of the executive compensation program that cover the named executive officers. Recommendations for pay levels for non-employee Board members will be based on input from the Company’s management and/or third party consultants given the inherent conflict of directors setting their own pay levels. Management is responsible for making recommendations to the Compensation Committee (except with respect to compensation paid to the Chief Executive Officer) and effectively implementing the executive compensation program, as established by the Compensation Committee.

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To assist the Compensation Committee with its responsibilities regarding the executive compensation program, the Compensation Committee may be assisted on projects from time to time by various members of the Company’s staff and shall consult with the Chief Executive Officer and other members of senior management as necessary. The Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants, independent legal counsel or other advisors (hereinafter referred to as the “Advisor”). The Compensation Committee will be directly responsible for the appointment, compensation and oversight of the work of any Advisor retained by the Compensation Committee, and the Company will provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable fees of the Advisor. During 2016, the Compensation Committee engaged Willis Towers Watson as its independent compensation consultant to provide our Compensation Committee with information regarding market trends and guidance on our executive pay programs. Willis Towers Watson analyzed our executive compensation structure and plan designs and assisted the Compensation Committee in assessing whether our compensation program is competitive and whether it was aligning stockholder interests with those of our named executive officers. Willis Towers Watson also assisted the Compensation Committee in determining our peer group and other market data, which the Compensation Committee referenced when determining compensation for our named executive officers. In connection with its engagement of Willis Towers Watson, the Compensation Committee considered the independence of Willis Towers Watson from management, as required by the New York Stock Exchange rules. Willis Towers Watson is directly accountable to the Compensation Committee, and currently has no business or personal relationship with any of our executive officers, and as such, the engagement does not raise any conflict of interest.

There were five meetings of the Compensation Committee during the fiscal year that ended December 31, 2016. For further information, see the Compensation Discussion and Analysis and the Compensation Committee Report below. A copy of our Compensation Committee charter may be viewed on our website at www.welbilt.com.

Compensation Committee Interlocks and Insider Participation.

No Compensation Committee member is:

•	an officer, employee or former officer of Welbilt;
•	a participant in a “related person” transaction occurring after January 1, 2014 (for a description of our policy on related party transactions, see “Certain Relationships and Transactions with Related Persons – Procedures for Approval of Related Party Transactions”); or
•	an executive officer of another entity at which one of our executive officers serves on the Board.
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Audit Committee Report

In connection with its function to oversee and monitor the financial reporting process of the Company, our Audit Committee has done the following:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with the Company’s management;
•	discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), and SEC Regulation S-X, Rule 2-07 (Communication with Audit Committee); and
•	received the written disclosure and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board, considered whether the provisions of non-audit services by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee
Dino J. Bianco, Chair
Thomas D. Davis
Timothy J. Fenton
Andrew Langham

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Fees Paid to PricewaterhouseCoopers LLP

(in thousands)

	FY 15(1)	FY 16
Audit Fees	N/A	$2,886
Audit-Related Fees	N/A	—
Tax Fees	N/A	$19
All Other Fees	N/A	—
Total Fees	N/A	$2,905

___________

(1)	Due to the Spin-Off on March 4, 2016, there are no fees reflected for Welbilt for fiscal year 2015. However, the audit fees associated with the consolidated MTW audit are included in the allocated corporate expenses within Welbilt’s historical financial statements.

Audit fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States), including the recurring audit of the Welbilt’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to consents and assistance with a review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of Welbilt’s financial statements.

Tax fees primarily include fees associated with tax compliance, tax consulting, as well as domestic and international tax planning.

Welbilt’s policy and procedures for pre-approval of non-audit services is set forth in the Audit Committee Charter. The policy provides that the Audit Committee will review annually with Company management and the Company’s independent auditor, their plans for the scope of the activities to be undertaken by the Company’s independent auditor, including any contemplated performance by the Company’s independent auditor of any permissible non-audit services and fees anticipated to be incurred for those services. The policy also provides that the Audit Committee must preapprove all auditing services and non-audit services (other than those that are prohibited by applicable law, rule or regulation) provided to the Company by the Company’s independent auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant preapprovals, provided that such decisions must be presented to the full Audit Committee at each of its scheduled meetings.

A copy of the Audit Committee Charter may be viewed on Welbilt’s website at www.welbilt.com. All of the services performed by PricewaterhouseCoopers LLP that are encompassed in the audit related fees, tax fees, and all other fees were approved by the Audit Committee in advance in accordance with the pre-approval policy and process set forth in the Audit Committee Charter.

Independent Registered Public Accounting Firm

In accordance with the recommendation of the Audit Committee, and at the direction of the Board, the Company has retained PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2017. As set forth in this Proxy Statement, the appointment of PricewaterhouseCoopers LLP is being submitted to the stockholders for ratification at the upcoming Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

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Equity Compensation Plans

The following table summarizes, as of December 31, 2016, the number of shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans and the number of shares available under such plans pursuant to which grants of options, warrants, and rights to acquire shares may be made from time-to-time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A)	Weighted-average exercise price of outstanding options, warrants, and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans not approved by security holders(1)	0(2)	$0(2)	0(2)
Equity compensation plans approved by security holders(2) (3)	4,988,468(3)(4)	$15.62(3)(4)	9,792,693(3)(4)
Total	4,988,468	$15.62	9,792,693

___________

(1)	Consists of the Company’s Deferred Compensation Plan. For a description of the key provisions of the Deferred Compensation Plan, see the discussion contained in this Proxy Statement under section 8 — Compensation Discussion and Analysis and Compensation Committee Report under the subsection captioned “Deferred Compensation” under Other Pay Elements and the discussion contained under section 7 — Non-Employee Director Compensation.
(2)	Column (A) does not include 51,361 Common Stock units issued under the Deferred Compensation Plan as of December 31, 2016. Each Common Stock unit under the Deferred Compensation Plan represents the right to receive one share of Company Common Stock following the participant’s death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such events to occur. Since the Common Stock units are acquired by participants through a deferral of fees or compensation, there is no “exercise price” associated with the Common Stock units. As a result, the weighted-average exercise price in column (B) is calculated on the basis of outstanding options issued under the 2016 Omnibus Incentive Plan and does not take into account the Common Stock units issued under the Deferred Compensation Plan. The operation of the Deferred Compensation Plan requires the plan trustees to make available as and when needed a sufficient number of shares of Company Common Stock to meet the needs of the plan. Accordingly, since there is no specific number of shares reserved for issuance under the Deferred Compensation Plan, column (C) includes only those shares remaining available for issuance under the 2016 Omnibus Incentive Plan.
(3)	Consists of (a) 1,373,882 restricted stock units and restricted share units unvested as of December 31, 2016; and (b) 3,614,586 options outstanding as of December 31, 2016, both under the Company’s 2016 Omnibus Incentive Plan. For a description of the key provisions of the 2016 Omnibus Incentive Plan, see the discussion contained in this Proxy Statement under section 8 — Compensation Discussion and Analysis and Compensation Committee Report under the subsection captioned “Long-Term Incentives.”
(4)	Includes stock options, performance share awards issued at target, restricted share awards and restricted stock units. The weighted-average price does not factor in performance share awards.
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Ownership Of Securities

The following tables provide information regarding the beneficial ownership of our common stock as of March 1, 2017 by:

•	each of our directors and director nominees;
•	each Named Executive Officer;
•	all of our directors, director nominees and executive officers as a group; and
•	each of our stockholders whom we believe, based on the assumptions described below, beneficially own more than 5% of our outstanding common stock as of March 1, 2017.

Except as otherwise noted in the footnotes below, each person or entity identified in the table has sole voting and investment power with respect to the securities he, she or it holds. Each of the persons listed below is, the beneficial owner of less than 1% of the outstanding shares of our common stock, and the executive officers and directors as a group own less than 1% of the outstanding shares of our common stock. The table also reflects for each person, where applicable, the number of common stock units associated with compensation deferred under the Welbilt Deferred Compensation Plan. None of the persons named below has pledged any of his or her shares as security.

As of March 1, 2017, approximately 138,856,107 shares of our common stock were issued and outstanding.

	Number of Shares of Common Stock Beneficially Owned(1)		Total Shares to Be Beneficially Owned Number of Deferred Common Stock Units Beneficially Owned(2)
Directors and Director Nominees
Dino J. Bianco	0
Joan K. Chow	16,936
Thomas D. Davis	0
Cynthia M. Egnotovich	75,884	(3)
Timothy J. Fenton	0
Andrew Langham	0
Brian R. Gamache	0
Named Executive Officers
Hubertus M. Muehlhaeuser	52,579	(4)
John O. Stewart	171,217	(5)
Josef Matosevic	25,922	(6)
Maurice D. Jones	473,699	(7)
Andreas G. Weishaar	32,799	(8)
All directors, director nominees, named executive officers and current executive officers as a group (16 persons)	925,825	(9)

___________

(1)	Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares. Each of the persons listed is the beneficial owner of less than 1% of the outstanding shares of common stock.
(2)	The Company has the sole right to vote all shares of common stock underlying the common stock units held in the Deferred Compensation Plan Trust. The independent trustee of the Trust has dispositive power as to such shares.
(3)	Includes 2,000 shares under stock option awards that Ms. Egnotovich will have the right to acquire within sixty days following March 1, 2017.
(4)	Includes 52,579 shares under stock option awards that Mr. Muehlhaeuser will have the right to acquire within sixty days following March 1, 2017.
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(5)	Includes 123,204 shares under stock option awards that Mr. Stewart will have the right to acquire within sixty days following March 1, 2017. Also includes 48,013 performance shares that Mr. Stewart will have the right to acquire within sixty days following March 1, 2017.
(6)	Includes 23,065 shares under stock option awards that Mr. Matosevic will have the right to acquire within sixty days following March 1, 2017.
(7)	Includes 355,152 shares under stock option awards that Mr. Jones will have the right to acquire within sixty days following March 1, 2017.
(8)	Includes 8,799 shares under stock option awards that Mr. Weishaar will have the right to acquire within sixty days following March 1, 2017.
(9)	Includes 637,383 shares under stock option awards that all directors, director nominees, named executive officers and current executive officers as a group will have the right to acquire within sixty days following March 1, 2017.
Name And Address of Beneficial Owner	Amount And Nature of Beneficial Ownership	Percent of Class
Kensico Capital Management Corp.(1) 55 Railroad Avenue, 2nd Floor Greenwich, CT 06830	13,693,200	9.9%
Abrams Capital Management, LP(2) 222 Berkeley Street, 21st Floor Boston, MA 02116	11,255,323	8.13%
Carl C. Icahn(3) c/o Icahn Associates Holding LLC 767 Fifth Avenue, 47th Floor New York, NY 10153	10,582,660	7.73%
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, PA 19355	10,373,367	7.48%

___________

(1)	This information is based solely on a Schedule 13G filed with the SEC by Kensico Capital Management Corp. on February 13, 2017. According to the filing, (i) Kensico Capital Management Corp. has shared voting power and shared dispositive power with respect to 13,693,200 shares of MFS common stock, (ii) Michael B. Lowenstein has shared voting power and shared dispositive power with respect to 13,693,200 shares of MFS common stock and (iii) Thomas J. Coleman has shared voting power and shared dispositive power with respect to 13,693,200 shares of MFS Common stock.
(2)	This information is based solely on a Schedule 13G filed with the SEC by Abrams Capital Management, L.P. on February 10, 2017. According to the filing, (i) Abrams Capital Partners II, L.P. has shared voting power and shared dispositive power with respect to 9,077,044 shares of MFS common stock, (ii) Abrams Capital, LLC has shared voting power and shared dispositive power with respect to 10,657,258 shares of MFS common stock, (iii) Abrams Capital Management, LLC has shared voting power and shared dispositive power with respect to 11,255,323 shares of MFS common stock, (iv) Abrams Capital Management, L.P. has shared voting power and shared dispositive power with respect to 11,255,323 shares of MFS common stock and (v) David Abrams has shared voting power and shared dispositive power with respect to 11,255,323 shares of MFS common stock.
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(3)	This information is based solely on a Schedule 13D filed with the SEC by Carl C. Icahn on March 11, 2016. According to the filing, (i) High River Limited Partnership has sole voting power and sole dispositive power with respect to 2,116,531 shares of MFS common stock, (ii) Hopper Investments LLC has shared voting power and shared dispositive power with respect to 2,116,531 shares of MFS common stock, (iii) Barberry Corp. has shared voting power and shared dispositive power with respect to 2,116,531 shares of MFS common stock, (iv) Icahn Partners Master Fund LP has sole voting power and sole dispositive power with respect to 3,438,629 shares of MFS common stock, (v) Icahn Offshore LP has shared voting power and share dispositive power with respect to 3,438,629 shares of MFS common stock, (vi) Icahn Partners LP has sole voting power and sole dispositive power with respect to 5,027,500 shares of MFS common stock, (vii) Icahn Onshore LP has shared voting power and shared dispositive power with respect to 5,027,500 shares of MFS common stock, (viii) Icahn Capital LP has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (ix) IPH GP LLC has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (x) Icahn Enterprises Holdings L.P. has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (xi) Icahn Enterprises G.P. Inc. has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock, (xii) Beckton Corp. has shared voting power and shared dispositive power with respect to 8,466,129 shares of MFS common stock and (xiii) Carl C. Icahn has shared voting power and shared dispositive power with respect to 10,582,660 shares of MFS common stock.
(4)	This information is based solely on a Schedule 13G filed with the SEC by Vanguard Group, Inc. (“Vanguard”) on February 10, 2017. Vanguard reported that it may be deemed to have sole voting power with respect to 78,932 shares of MFS common stock, shared voting power with respect to 14,106 shares of MFS common stock, sole dispositive power with respect to 10,286,823 shares of MFS common stock and shared dispositive power with respect to 86,544 shares of MFS common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Maurice D. Jones made one late Form 4 filing covering one transaction. Haresh Shah and Richard Sheffer each made two late Form 4 filings, including one in 2017, each filing covering one equity award grant. Except as disclosed in the preceding sentence, to our knowledge, all required Section 16(a) filings were timely and correctly made.

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Non-Employee Director Compensation

The annual compensation package for non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Company’s Board.

The 2016 compensation package consisted of cash (Board and committee annual retainers and meeting fees) and equity (restricted stock units) awards. Directors are also entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and from and attendance at Board and committee meetings and other Company events. An individual director’s actual annual compensation will vary based on committee memberships, committee chair responsibilities, and the number of Board and committee meetings attended. The compensation package was established in consultation with Willis Towers Watson and is intended to be competitive relative to general industrial companies of comparable size to the Company. The Compensation Committee intends to review the market competitiveness of the non-employee director compensation program every two years.

The majority of the target annual compensation package is delivered in the form of equity, which is designed to promote a strong alignment of interests between the Company’s non-employee directors and its stockholders. In 2016, the equity grant was set based on the guideline value and the Company’s approximate recent average stock price ending on March 17, 2016. The actual grant price and accounting expense was determined at the date of grant (March 17, 2016). For 2016, the guideline value of the restricted stock unit grant was $110,000.

Stock awards in 2016 were granted out of our 2016 Omnibus Incentive Plan. The Compensation Committee of the Company’s Board may, in its discretion, grant awards from time-to-time in such amounts as it determines and to such non-employee directors as it selects.

The restricted stock units vest on the second anniversary of the grant date. The restrictions provide that, unless the Compensation Committee in its discretion determines otherwise, (i) the restricted stock units will be immediately forfeited if the director ceases to be a member of the Board prior to the vesting date for any reason other than the director’s retirement (due to reaching the mandatory retirement age established by the Board), death, or disability; and (ii) the restricted stock units are subject to various transfer restrictions prior to the vesting date.

In addition to the regular Board and committee compensation, Ms. Egnotovich received special non-executive chairperson fees of $72,917 for her services as non-executive chairperson from August 2015 through February 2016. Additionally, Ms. Egnotovich received fees of $104,167 for her service as non-executive chairperson for the ten months following the Spin-Off, or an annualized rate of $125,000 per year. The fees related to service from March 2016 to December 2016 were paid 65% in stock and 35% in cash.

The following table summarizes the 2016 compensation elements provided to the Company’s non-employee directors:

Element	Amount
Annual Board Member Cash Retainer	$60,000
Board Per-Meeting Fee	$1,500
Committee Per-Meeting Fee	$1,500
Audit Committee Chairperson Annual Retainer	$15,000
Compensation Committee Chairperson Annual Retainer	$12,000
Governance Committee Chairperson Annual Retainer	$12,000
Non-Executive Chairperson Fees – Cash	$109,375
Non-Executive Chairperson Fees – Equity	5,012 shares(1)
Annual Restricted Stock Units Grant	8,142 shares(2)

___________

(1)	The award, with a guideline value of $67,709, was granted on March 17, 2016.
(2)	The award, with a guideline value of $110,000, was granted on March 17, 2016 to all non-employee directors.
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Our corporate governance guidelines contain stock ownership guidelines for non-employee directors. The guidelines provide that each non-employee director should acquire and hold an amount of our stock with a value at least equal to five times the director’s total annual cash retainer (excluding any additional retainer for committee chair positions) with the compliance measured annually at the first Board meeting in a given year commencing with the first Board meeting of the sixth full calendar year after the director is first elected to the Board, or for directors who were previously members of the Board of MTW, commencing on the later of (a) the first Board meeting in the sixth full calendar year after the director was first elected a member of the Board of MTW or (b) the first Board meeting in the fourth full calendar year after the Spin-Off. Directors are required to retain net shares upon vesting of equity awards until achieving the stock ownership guideline. For purposes of determining stock ownership under the guidelines, restricted stock will be included but unexercised options will not be included. As of December 31, 2016, each of the non-employee directors to whom these guidelines applied was either in compliance or expected to be in compliance within the six-year time period provided for initial compliance. Compliance will be measured annually at the first Board meeting in a given year, and will be based on each director’s stock ownership and the stock price as of the close of business on the last day of the preceding calendar year.

In addition, under the Company’s Deferred Compensation Plan, each non-employee director may elect to defer all or any part of the director’s annual retainer and meeting fees, as well as restricted stock unit awards, for future payment upon death, disability, termination of service as a director, a date specified by the participant, or the earlier of any such date to occur. A director may use the Deferred Compensation Plan as a means of achieving the director’s stock ownership guideline by electing to defer a portion of his/her compensation under the Company’s Deferred Compensation Plan and investing in stock units (value equivalent to the Company’s stock price).

Non-Employee Directors’ Compensation

The following table sets forth the total compensation earned by non-employee directors during the fiscal year ended December 31, 2016. Mr. Muehlhaeuser is not included in this table as he is our President and Chief Executive Officer. Mr. Muehlhaeuser’s compensation for his service as a director, are included in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dino J. Bianco	$ 100,500	$ 121,397	$ 0	$ 0	$ 0	$ 221,897
Joan K. Chow	$ 99,000	$ 121,397	$ 0	$ 0	$ 0	$ 220,397
Thomas D. Davis	$ 85,500	$ 121,397	$ 0	$ 0	$ 0	$ 206,897
Cynthia M. Egnotovich	$ 202,375	$ 196,126	$ 0	$ 0	$ 0	$ 398,501
Timothy J. Fenton	$ 84,000	$ 121,397	$ 0	$ 0	$ 0	$ 205,397
Andrew Langham	$ 87,000	$ 121,397	$ 0	$ 0	$ 0	$ 208,397

___________

(1)	Includes committee chairperson annual retainer in the following amounts: Audit — $15,000; Compensation — $12,000; and Corporate Governance — $12,000. Ms. Egnotovich served as chair of the Corporate Governance Committee; Ms. Chow served as chair of the Compensation Committee; and Mr. Bianco served as chair of the Audit Committee. For Ms. Egnotovich, the amount also includes $72,917 in special fees related to her service as non-executive chairperson in connection with the Spin-Off. Additionally, the amount for Ms. Egnotovich includes $30,000, or 50% of Ms. Egnotovich’s annual retainer fees, the receipt of which she deferred under the Company’s Deferred Compensation Plan.
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(2)	Reflects the grant date fair value of stock awarded to Ms. Egnotovich and restricted stock units awarded to all non-employee directors in 2016 as computed under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value was slightly higher than the guideline value of the March 2016 grants of the stock and restricted stock units due to the stock price at grant being higher than the 20-day average closing price ending on the date of the March 2016 Compensation Committee meeting used to determine the grants. The restricted stock units vest on the second anniversary of the grant date. At year end, Messrs. Davis, Fenton and Langham had 8,142 restricted stock units outstanding, Ms. Chow and Ms. Egnotovich had 13,188 restricted stock units outstanding, and Mr. Bianco had 13,056 restricted stock units outstanding. Additionally, the amount for Ms. Egnotovich includes $74,729 for 5,012 shares awarded as compensation for her services as chairperson of the Board.
(3)	No stock options were awarded to directors in 2016. At year end, Ms. Egnotovich had outstanding options to purchase 2,000 shares of stock, and no other director had outstanding options.
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Compensation Discussion And Analysis

Introduction

The discussion and analysis below, which should be read together with the compensation tables located elsewhere in this Proxy Statement, is designed to assist stockholders with understanding the objectives of our executive compensation program, the different components of compensation paid and the basis for our compensation decisions. This discussion focuses on the compensation of the current and former executive officers named in the Summary Compensation Table in this Proxy Statement (the “named executive officers”), who are listed below:

Hubertus M. Muehlhaeuser — President and Chief Executive Officer

John O. Stewart — Senior Vice President and Chief Financial Officer

Josef Matosevic — Senior Vice President and Chief Operating Officer

Andreas G. Weishaar — Senior Vice President Strategy, Marketing and Human Resources

Maurice D. Jones — Former Senior Vice President, General Counsel and Secretary

Mr. Jones served as our Senior Vice President, General Counsel and Secretary until he retired effective January 2, 2017. Mr. Weishaar joined the Company on February 1, 2016 as Senior Vice President Strategy, Marketing and Human Resources.

2016 Executive Summary

Spin-Off From MTW

On March 4, 2016, we completed our Spin-Off from MTW, which was intended to enhance shareholder value by, in part, allowing us to focus solely on the foodservice equipment industry and develop and implement distinct growth and profitability strategies. In addition, we aim to enhance the culture and structure of our organization to become more customer focused, easier to do business with, as well as leaner and more agile. Our people strategy reflects this and is targeted at attracting, developing, retaining, and incentivizing our employees around the world according to the needs of our business. In connection with the Spin-Off, we assembled a strong executive leadership team, including each of the named executive officers. To provide a complete picture of our named executive officers’ compensation for 2016, the compensation discussion and analysis and the tables below include compensation paid to the named executive officers by MTW prior to the Spin-Off. Many of the compensation decisions affecting our named executive officers in 2016 were made by our Compensation Committee after the Spin-Off. However, certain decisions, such as setting 2016 base salaries for all our named executive officers, were made by MTW’s Compensation Committee prior to the Spin-Off.

Our Executive Pay Program Aligns Pay-For-Performance and Applies Governance Best Practices

Our executive compensation program reflects a strong pay-for-performance design and incorporates many governance best practices. In particular, as summarized below, we link our pay program to key metrics of our business strategy and stockholder value creation through our short and long term incentive programs.

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2016 Incentive Compensation Design

The performance measures used in the 2016 annual incentive plan and the 2016 long term incentive award design covered a range of key financial measures. These measures were selected because we believe that each one is a driver of shareholder value in our industry. The 2016 measures were as follows:

2016 Annual Incentive Grants	2016 Long-Term Incentive (“LTI”) Grants

•

Free cash flow (weighted 30%), which measures liquidity by taking operating cash flow minus capital expenditures

•

Adjusted operating EBITA margin (weighted 35%), which is intended to motivate growth in earnings generated from operations. “Adjusted operating EBITA margin” equals (a) earnings before interest, taxes, other (income) expense and amortization plus certain items such as asset impairment, restructuring and separation charges divided by (b) net sales.

•

Organic net sales growth (weighted 35%), which measures top-line growth, disregarding acquisitions, dispositions, and currency exchange rates.

•

Performance shares (75% of the targeted value of the LTI grant) earned based on the three year results based on two equally weighted measures:

o

Adjusted cumulative fully diluted earnings per share, which is intended to drive bottom line earnings

o

Weighted average return on invested capital over a three-year period, which encourages effective management of both income (through the numerator, operating profit) and the balance sheet (through the denominator, invested capital)

•

Stock options (25% of the targeted value of the LTI grant), which vest in equal annual installments over four years and have value only as stock price increases.

All measures were adjusted to take account of the differences between actual foreign exchange rates and budgeted rates.

Incentive Plan Design Changes for 2017

We continue to monitor our executive compensation program and consider modifications that will allow us to drive achievement of our business strategy, meet our talent needs, and maintain market competitive plans to maximize long-term stockholder value. In this regard, we are enhancing the performance metrics relating to our 2017 annual incentive award opportunities in two ways. First, we are increasing the weight of free cash flow from 30% to 35%, reflecting our heightened focus on cash flow generation to fund future growth opportunities and our debt reduction efforts. The corresponding decrease was to organic net sales growth, where the weight decreased from 35% to 30%. Second, we are replacing the adjusted operating EBITA margin used in 2016 with adjusted operating EBITDA margin for 2017 to more closely align with industry practice. “Adjusted operating EBITDA margin” equals (a) earnings before interest, taxes, other (income) expense, depreciation and amortization plus certain items such as asset impairment, restructuring and separation charges divided by (b) net sales. We are not making changes to our long term incentives as we believe the performance measures used for our long term incentives in 2016 continue to capture our key financial drivers of success.

Governance Best Practices

Our executive compensation program reflects a strong pay-for-performance design and incorporates many governance best practices, as listed below:

•	Use multiple performance measures in the annual incentive and long-term incentive awards
•	All annual and long-term incentive awards require attainment of threshold goals before any amount is paid
•	Limit annual incentive and performance share payout to 200% of target
•	Generally do not use solely time-vesting restricted stock or restricted stock units for officers
•	Provide long-term incentives to officers solely through equity based awards that are “at risk”
•	No change in control excise tax gross-ups or single-trigger cash severance provisions
•	Maintain strict stock holding requirements for executive officers
•	Communicate with our major stockholders on a regular basis regarding our pay practices
•	Regular interaction with management to design compensation programs that reward key drivers of our business
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•	Provide a limited amount of perquisites to officers
•	Prohibit employees from pledging their holdings of Company securities and from engaging in hedging transaction involving Company securities
•	The Compensation Committee engages an independent compensation consultant.

Say-on-Pay Advisory Vote

We did not have an annual stockholders meeting in 2016 because of our Spin-Off and, consequently, did not have a say-on-pay vote in 2016. Our first say on pay vote will occur at the Annual Meeting.

Compensation Program Administration

The primary administrator of our executive compensation program is the Compensation Committee. As the administrator, our Compensation Committee reviews and approves all elements of our executive compensation program that cover our named executive officers and also reviews the design of our annual and long term incentive programs for our entire Company. Our Compensation Committee’s review of our executive compensation program includes an annual consideration of business strategy and talent needs and alignment of compensation to performance and stockholder interests. During 2016, our Compensation Committee hired, and continues to engage, Willis Towers Watson to assist with its duties, though our Compensation Committee retains the ultimate decision-making authority for all executive pay matters.

Compensation Program Objectives and Philosophy

Our executive compensation program is intended to align the interests of our executives with the interests of our stockholders as well as to motive our executives to maximize long-term total returns to our stockholders. For these reasons, our Compensation Committee designs our executive compensation program consistent with market typical/best practices to ensure alignment between executive pay and Company performance. An important element of our compensation program design is to provide incentive-based compensation that is directly tied to Company performance. Our Compensation Committee annually reviews the key elements of our program considering our business strategy and talent needs. Our executive compensation program seeks to provide competitive total compensation opportunities, at the lowest possible cost to the Company for the opportunities provided, to attract, motivate and retain highly-qualified executives critical to the achievement our financial and strategic goals.

Key objectives and elements of the philosophy include the following:

•	Paying for performance. A significant portion of the compensation paid to an executive is incentive-based and “at risk,” which can be earned based on the achievement of our financial goals and/or stock price appreciation. (Incentive awards based on achievement of specific goals are capped at 200% of the targeted award opportunity.)
•	Providing market competitive compensation. Pay levels are targeted to be, on average, at market median levels based on individual factors (such as experience, length of service, and individual performance), internal structure and internal and external equity, business needs, Company performance, comparable positions at general industrial companies of similar size, and other factors.
•	Encouraging long service. We offer retirement and savings plans, which are not payable until after retirement and provide employees with the opportunity to earn Company contributions or save pre-tax dollars for retirement.
•	Facilitating executive stock ownership. Long-term incentive awards to executives are solely equity-based, and executive officers are subject to stock ownership guidelines, including a potential retention requirement, to ensure meaningful ongoing alignment with stockholders interests.
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The Majority of Compensation is “At-Risk”

Consistent with our pay philosophy, the majority of our named executive officers’ target total direct compensation (i.e. the sum of base salary, target STIP and LTI grant date value) is typically “at-risk,” meaning it is only earned if specific financial goals are achieved or, in the case of stock options, if the stock price appreciates over the next several years following the grant date. Specifically, in 2016, the following percentages of our named executive officers’ direct compensation was at risk:

	At risk	Not at risk
CEO Compensation	79%	21%
All Other NEO Compensation (average)	70%	30%

Use of an Independent Compensation Consultant

Following the Spin-Off, our Compensation Committee engaged Willis Towers Watson as its independent compensation consultant to provide our Compensation Committee with information regarding market trends and guidance on our executive pay programs. Willis Towers Watson analyzed our executive compensation structure and plan designs and assisted our Compensation Committee in assessing whether our compensation program is competitive and whether it was aligning stockholder interests with those of our named executive officers. Willis Towers Watson also assisted our Compensation Committee in determining our peer group and other market data, which our Compensation Committee referenced when determining compensation for our named executive officers.

In connection with its engagement of Willis Towers Watson, our Compensation Committee considered the independence of Willis Towers Watson from management, as required by the New York Stock Exchange rules. Willis Towers Watson is directly accountable to our Compensation Committee, and currently has no business or personal relationship with any of our executive officers, and as such, the engagement does not raise any conflict of interest.

Peer Group Compensation Analysis

In connection with our executive compensation determinations, we review third-party market survey data among comparable companies and broader market trends/developments, as provided by the Compensation Committee’s compensation consultant, currently Willis Towers Watson. In setting 2016 compensation levels, the Committee received recommendations from Willis Towers Watson for long-term incentive grant guidelines for our executive officers, including our named executive officers, based on the 2016 market median (reflecting the lowered anticipated post Spin-Off revenue of our Company) as reflected in the Willis Towers Watson Long-Term Incentive Report. The Committee did not select a customized peer group until after the Spin-Off. For incumbent executive officers, the guideline recommendations were based on the greater of the market median or their prior year awards. For executive officers new to the analysis, including Messrs. Muehlhaeuser and Stewart, the guideline recommendations were based on the award values negotiated with the executives in connection with their recruitment to the Company.

Following the Spin-Off, our Compensation Committee worked with Willis Towers Watson to develop a customized peer group and to determine how it would use the peer group and general industry survey data in setting compensation levels and making compensation program design decision for 2017. Our Compensation Committee decided to use general industry survey data, regressed to our revenues, as the primary source for benchmarking pay levels for our named executive officers and to use our customized peer group data as the primary source for annual and long-term incentive plan design and benefit and perquisite benchmarking.

The peer group selected in 2016 for use in determining 2017 pay consists of 18 companies in the Capital Goods industry with annual revenues between approximately $0.75 billion and $4.5 billion (which is between 0.5 and 3.0 times our revenue of $1.5 billion). The Compensation Committee also selected two additional companies (Dover Corporation and Illinois Tool Works, Inc.) to be a part of our peer group for the purpose of reviewing our compensation program elements and overall design. Both of these companies were chosen because they operate a foodservice business similar to our Company; however, these two companies will not be considered when benchmarking pay levels, given their large revenue size relative to our Company.

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The Compensation Committee selected the following companies as members of our peer group in 2016. The Compensation Committee intends to review and, if necessary, update this peer group annually.

Actuant Corporation	Chart Industries, Inc.	IDEX Corporation	Lincoln Electric Holdings, Inc.
AO Smith Corp.	Dover Corporation*	Illinois Tool Works Inc.*	Middleby Corp.
B/E Aerospace Inc.	General Holdings, Inc.	John Bean Technologies Corporation	Nortek Inc.
Briggs & Stratton Corporation	Graco Inc.	Kennametal Inc.	Standex International Corp.
Carlisle Companies Incorporated	Harsco Corporation	Lennox International, Inc.	The Timken Company

* Included in the peer group for reviewing compensation program design, but not for benchmarking pay levels due to their relatively large size (based on revenue) compared to our Company.

Executive Compensation

Compensation Elements

The following chart presents a summary of each component of our compensation program; each element is described in more detail below.

Element	Purpose	Characteristics
Base Salary	Establish a certain element of pay for an individual’s competencies, skills, experience and performance relative to his/her current job	Not at risk; eligible for annual performance-based merit increase consideration and adjustments for changes in job responsibilities
Short-Term Incentives	Motivate and reward the achievement of our annual financial goals aligned to the key strategic objectives for the year	Performance based cash opportunity; amount earned will vary based on actual Company financial results achieved
Long-Term Incentives	Motivate and reward the achievement of specific longer term financial goals	All of the award opportunity is “at risk” with the amount realized, if any, by the executive dependent upon multi-year Company financial results and stock price performance
Retirement Benefits and Deferred Compensation	Encourage long service with our Company and provide an opportunity for long-term wealth creation by providing retirement plan contributions and opportunities to defer compensation that can grow in value over the executive’s career	Both fixed and variable aspects; contributions drive growth of funds and future payments
Perquisites and Personal Benefits	Provide additional financial security and a competitive pay package that helps us attract and retain qualified executives, though our perquisites are limited	Generally fixed; actual cost is based on participation and usage
Employment Agreements and Change in Control (“CIC”) Benefits	Provide market-competitive severance protections and continuity of the leadership team leading up to and after a change in control	Severance provided upon qualifying terminations only; CIC component provides for continued employment upon a CIC and severance benefits if an executive’s employment is terminated without cause following a CIC
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Base Salaries. Base salaries for our named executive officers for 2016 were set by the Compensation Committee of MTW prior to the Spin-Off. When setting base salaries, MTW’s Compensation Committee considered the following: individual factors (competencies, skills, experience, and performance), internal equity, and market pay practice data. In connection with Mr. Matosevic being selected as our Chief Operating Officer, MTW increased his salary to $430,000 to reflect the added responsibilities of his new position. In connection with the recruitment of Mr. Muehlhaeuser to serve as our President and Chief Executive Officer after the Spin-Off, MTW negotiated an annual base salary for Mr. Muehlhaeuser of $800,000. In connection with the recruitment of Mr. Stewart to serve as our Senior Vice President and Chief Financial officer after the Spin-Off, MTW negotiated an annual base salary for Mr. Stewart of $540,000. MTW also negotiated a base salary for Mr. Weishaar in connection with his recruitment to be our Senior Vice President Strategy, Marketing and Human Resources of CHF420,000 (equal to approximately $411,765). Mr. Jones’s salary for 2016 remained the same as in 2015. Our Compensation Committee did not make any adjustments to base salaries following the Spin-Off.

Incentive Plans. We provide annual and long-term incentive award opportunities to motive the achievement of our business strategy by specifying key metrics of success. In order to strongly drive results and align performance with payouts, the incentive plans each:

•	Include multiple performance measures;
•	Have target performance goals set based on forecasts/budget, business conditions, prior year’s performance, probability of achievement and other factors;
•	Vary payouts commensurate with performance results (with potential payouts capped at 200% of the target award opportunity for goal-based plans); and
•	Cover different time periods (annual incentive plan covers one year and long-term incentives typically cover three years (or more for stock options) with an ongoing stock ownership requirement).

In order to best drive success, we believe a combination of performance measures should be used to ensure management is motivated and rewarded for earnings growth, sales growth, cash flow generation, and efficient use of capital. As such, the annual incentive plan and performance share component of the long-term incentive plan each use two or more performance metrics, which may change from year-to-year to reflect the critical areas of focus for the respective performance period. The Committee believes that, collectively, the performance metrics used will best drive long-term stockholder value and align management rewards to the Company’s business strategy.

Short-Term Incentives. Annual incentive awards are made under the 2016 Omnibus Incentive Plan and annual incentive awards are referred to in this Proxy Statement as Short Term Incentive Plan (“STIP”) awards. The STIP awards reward eligible participants for maximizing stockholder value.

For all of our named executive officers, the 2016 STIP award was based 30% on free cash flow, 35% on adjusted operating EBITA margin and 35% on organic net sales growth. However, we required that our adjusted operating EBITA margin be greater than 12% for any of our named executive officers to receive a STIP award payout, regardless of our free cash flow and sales growth performance.

The target annual incentive award percentages assigned to our named executive officers for 2016 ranged from 65% to 100% of base salary. STIP awards can range from 0% to 200% of an individual’s target award opportunity based on actual results versus the target performance goals for the year. Earned awards, if any, are fully paid out after the end of the year.

Our actual performance results were between threshold and target for free cash flow, above target for adjusted operating EBITA margin, and at threshold for organic net sales growth. Thus, the total payout amounts for each of our named executive officers were between the threshold and target. Presented below are the specific threshold, target, and maximum performance levels for the 2016 STIP awards, as well as 2016 actual Company results (dollars in millions):

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Measure	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2016 Actual	Actual Payout (Weighted Achievement %)
Free Cash Flow(1)	30%	$100	$141	$175	$116.6	21.1%
Adjusted Operating EBITA Margin(2)	35%	13.9%	17%	19%	17.1%	35.9%
Organic Net Sales(3) Growth	35%	2.0%	3.0%	5.0%	2.0%	17.7%
Total Weighted Payout (% of Target) (4)(5)	-	-	-	-		74.7%

___________

(1)	“Free Cash Flow” equals operating cash flow less capital expenditures and dividends.
(2)	“Adjusted Operating EBITA Margin” equals (a) earnings before interest, taxes, other (income) expense and amortization plus certain items such as asset impairment, restructuring and separation charges divided by (b) net sales.
(3)	“Organic Net Sales Growth” equals net sales growth adjusted to exclude the impact of acquisitions and dispositions.
(4)	Straight-line interpolation will be used for calculating the payout between the specific performance levels.
(5)	No STIP award will be paid out to any individual if Adjusted Operating EBITA Margin is less than 12%.

All measures were adjusted to take account of the differences between actual foreign exchange rates and budgeted rates as well as some effects of the Spin-Off. The actual incentive award payouts for the named executive officers are presented in the Summary Compensation Table, in the column “Non-Equity Incentive Plan Compensation.” The potential dollar range of the 2016 annual incentive awards for each named executive officer is presented in the Grants of Plan-Based Awards table.

Long Term Incentives. Our long-term incentive plan (“LTIP”) awards are made under our 2016 Omnibus Incentive Plan. LTIP awards are intended to align the interests of executives with those of stockholders by allowing executives to share in the growth and financial success of the Company, as reflected in our stock price and other performance measures. In addition, LTIP awards facilitate the attraction, retention and motivation of key employees. Our general practice is for all of our named executive officers’ LTIP awards to be “at risk”—requiring achievement of specific multi-year financial goals or stock price appreciation—rather than being solely time-based awards. In 2016, the LTIP awards to our named executive officers consisted of 25% stock options and 75% performance shares, all of which are considered “at risk.”

Stock Options. Stock options align executives’ interest with those of stockholders, since options only have realizable value if the price of our stock increases relative to the grant/exercise price. Stock options granted to the named executive officers during 2016 have the following terms:

•	Exercise price is the closing trading price on the date of grant;
•	Vest annually in 25% increments beginning on the first anniversary of the grant date and continuing on each subsequent anniversary until the fourth anniversary; and
•	Expire 10 years after the date of grant.

Performance Shares. Performance share award opportunities were provided to the named executive officers in 2016 to directly align the shares earned, if any, to the achievement of certain multi-year goals. The Compensation Committee selected adjusted cumulative fully diluted earnings per share (“EPS”) and weighted average return on invested capital over the three-year period (“ROIC”), both weighted 50%, as the performance metrics for these awards in 2016. In addition, no performance shares will be earned by any individual if EPS is less than a pre-determined threshold level, regardless of our ROIC performance.

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The relevant performance period for the 2016 awards is January 1, 2016 to December 31, 2018. At the end of the performance period, our named executive officers will receive shares of stock based on the achievement of the performance goals. The number of shares each will receive can range from 0% to 200% of the target number of shares set for each by our Compensation Committee.

Presented below are the specific threshold, target, and maximum performance levels for the 2016 Performance Share awards. Actual payout amounts will not be determined until the end of the performance period. The potential range of performance shares for each named executive officer is listed in the Grants of Plan Based Awards table.

Weishaar Sign-On Equity Award. In connection with his recruitment to serve as Senior Vice President Strategy, Marketing and Human Resources, MTW granted Mr. Weishaar 21,444 restricted stock units, which vest on the second anniversary of the grant date, and 11,894 stock options, which vest 25% each year beginning on the first anniversary of the grant date. These awards are shown in the “Grants of Plan Based Awards” table.

Grant Guidelines. The Compensation Committee sets award guidelines for each executive officer based upon survey market median levels and the Company’s recent average stock price. The approximate 20-trading day average closing price ending on the date of the March Compensation Committee meeting was used for determining the grant levels. The actual grant price and accounting expense were determined at the date of grant. The accounting fair value of performance shares was determined in accordance with FASB ASC Topic 718. The accounting fair value of stock options was based on the Black-Scholes value on the date of grant.

The grant date fair value of the 2016 stock option grants and performance share awards is presented in the “Grants of Plan-Based Awards” table. The ultimate value, if any, that will be realized, is not determinable at the date of grant.

Treatment of Equity Based Awards in the Spin-Off. Our named executive officers were treated like our other similarly-situated employees with respect to the impact of the Spin-Off on equity-based awards. Each outstanding MTW stock option, restricted share, restricted stock unit and performance share was treated in a manner similar to that experienced by MTW shareholders with respect to their MTW common stock. More specifically, each of these awards was deemed bifurcated into two separate awards: (1) a modified award covering MTW common stock; and (2) a new award of the same type covering Welbilt common stock. Each of these two awards is subject to the same terms and conditions after the Spin-Off as the terms and conditions applicable to the original MTW award prior to the Spin-Off, except:

•	with respect to each modified stock option award covering MTW common stock and new stock option award covering our common stock, the per-share exercise price for such award is subject to adjustment so that the two awards, together, will retain, in the aggregate, the same intrinsic value that the original MTW stock option award had immediately prior to the Spin-Off (subject to rounding);
•	with respect to performance shares subject to performance goals relating to performance periods that were incomplete at the time of the Spin-Off, the performance goals were deemed met at the target level and the number of performance shares was calculated with no proration, but the performance shares will remain subject to continued time-based vesting until the end of the applicable performance period;
•	with respect to any continuous employment requirement associated with any equity-based incentive awards of either us or MTW, such requirement will be satisfied after the Spin-Off by our employees based on their continuous employment with our Company;
•	in the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to MTW, then any accelerated vesting and/or exercisability applicable to MTW equity-based incentive awards then held by our employees or former employees will apply; and
•	in the event we experience a change in control (as defined in the applicable equity incentive plan or award agreement), then any accelerated vesting and/or exercisability applicable to our equity-based incentive awards held by our current or former employees will also apply to the MTW equity-based incentive awards then held by such individuals.
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Retirement Benefits and Deferred Compensation. In order to facilitate and encourage the long service of highly-qualified executives and retirement savings, we provide the following retirement and deferred compensation plans:

401(k) Retirement Plan. All active, regular, full-time, non-union U.S.-based employees, including our named executive officers, are eligible to participate in the Welbilt, Inc. 401(k) Retirement Plan, which allows employees to build retirement savings on a tax-deferred basis. The plan has a tax-qualified defined contribution savings component (the 401(k) Savings feature) in which participating employees receive a Company match. In addition, the plan has a Retirement Plan future, in which the Company provides an annual contribution of 0% to 4% of eligible compensation to another defined contribution account. The value of the employer contributions made in 2016 is presented in the Summary Compensation Table.

Mr. Jones’s Supplemental Executive Retirement Plan (SERP) Benefit. While employed by MTW, Mr. Jones participated in MTW’s Supplemental Executive Retirement Plan (“SERP”). In connection with the Spin-Off, we assumed responsibility for continuing to provide Mr. Jones with his SERP benefit. The SERP is intended to provide annuity benefit equal to the value of an annuity based on a percentage of historic base salary and STIP-related awards. Following Mr. Jones’s retirement on January 2, 2017, he became eligible for a distribution from the SERP. The actuarial change in the value of Mr. Jones’s SERP benefits during 2016 is presented in the Summary Compensation Table, and more detailed information is presented in the Pension Benefits Table. No other named executive officers are eligible to participate in the SERP.

Deferred Compensation Plan. To further help attract and retain highly-qualified employees, to facilitate stock ownership and to encourage saving for retirement, our named executive officers and other key employees are eligible to participate in our Deferred Compensation Plan, which provides an opportunity to defer the taxation of various types of compensation and may include a Company contribution. Detailed information about the Deferred Compensation plan is presented in the Non-Qualified Deferred Compensation Table and in the narrative following that table. In addition, the value of the annual Company contribution to the Deferred Compensation Plan on behalf of the named executive officers, if any, is reflected in the Summary Compensation Table in the “All Other Compensation” column.

Perquisites and Personal Benefits. To provide a market competitive total compensation package, we provide a limited amount of perquisites and supplemental benefits to our named executive officers. In 2016, we provided the following: supplemental life and long-term disability insurance, tax preparation, personal use of a company car, car allowance, spouse/guest travel, and limited personal use of a plane leased by the Company. We also made certain contributions to a Swiss governmental pension scheme on Mr. Weishaar’s behalf and reimbursed him for financial planning fees. Any aggregate incremental cost to us of perquisites and supplemental benefits provided in 2016 is presented in the Summary Compensation Table and footnotes.

Employment Agreements and Change in Control Benefits. We have entered into agreements with our named executive officers to provide market-competitive severance protections and continuity of the leadership team leading up to and after a change in control.

Employment Agreements. During 2016, we entered into new employment agreements with each of our named executive officers. With respect to Mr. Muehlhaeuser, Mr. Stewart and Mr. Weishaar, these employment agreements replaced the employment agreements previously entered into between the executives and MTW that we assumed at the time of the Spin-Off. Mr. Matosevic and Mr. Jones did not have an employment agreement with us until these new agreements were executed.

The employment agreements set forth the executive officers’ title, compensation and benefits. The employment agreements provide that each executive officer is entitled to an annual base salary of a certain amount, subject to potential increase from time to time, and that each is eligible to participate in the STIP with target award amounts equal to a percentage of base salary, and to receive LTI awards under our 2016 Omnibus Incentive Plan in an amount determined by our Compensation Committee each year. Each executive officer also receives a car allowance, vacation time and reimbursement for tax preparation and financial planning fees under the terms of the agreements.

The following table provides the applicable base salary, STIP target, car allowance and financial planning reimbursement amounts for each of our named executive officers under his employment agreement.

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Name & Position	Base Salary	STIP Target (% of base salary)	Annual Car Allowance	Tax/Financial Planning Fees	Vacation Time
Hubertus M. Muehlhaeuser President & CEO	$800,000	100%	$10,800	$25,000	4 weeks
John O. Stewart Senior Vice President & CFO	$540,000	70%	$10,800	$10,000	4 weeks
Josef Matosevic Senior Vice President & Chief Operating Officer	$430,000	70%	$10,800	$10,000	4 weeks
Maurice D. Jones Former Senior Vice President, General Counsel & Secretary	$418,180	65%	$10,800	$10,000	4 weeks
Andreas G. Weishaar Senior Vice President Strategy, Marketing, Human Resources	$411,765(1)	65%	$23,529 (1)	$10,000	5 weeks

___________

(1)	Mr. Weishaar is employed in Switzerland and as such, certain elements of his compensation are set in Swiss Francs (“CHF”), but were converted into U.S. dollars for the purposes of this Compensation Discussion and Analysis. The conversion from CHF to U.S. dollars was based on an exchange rate of $1 to CHF1.02, which was the rate in effect on December 31, 2016.

For all named executive officers except Mr. Weishaar, the employment agreements also provide that the executive officer will be eligible to participate in our 401(k) Retirement Plan, Deferred Compensation Plan and our health, dental, and life insurance plans. In addition, Mr. Jones’s agreement entitles him to continued SERP benefits, as discussed above.

Because Mr. Weishaar is employed in Switzerland, his employment agreement provides that he will receive health, welfare, and other retirement benefits per the Swiss standard applicable for an equivalent position. To comply with this requirement, we made contributions to Swiss Social Security and pension programs and paid for 50% of the premium for Mr. Weishaar to receive local private health insurance comparable to the health insurance the other executives receive under our group health plan.

Each of the employment agreements provide that if we terminate the executive officer’s employment without cause or the executive resigns with good reason, then the executive officer will be entitled to receive a severance payment, subject to the executive signing a release of any and all claims or potential claims against the Company. More details regarding the severance payments is provided in the “Post Employment Compensation” section.

Under the terms of the employment agreements, we will maintain Director and Officer insurance coverage for each executive officer and provide each executive officer with indemnification as permitted by law. Additionally, we will secure appropriate tail coverage in order to protect the executive for actions taken while they were an officer of our Company.

In connection with entering into these employment agreements, each executive officer was required to agree to non-competition, non-solicitation, and confidentiality obligations.

Change in Control Severance Arrangements. On March 14, 2016, we entered into change in control severance arrangements with each of our named executive officers. These change in control arrangements replaced similar arrangements that the executives had with MTW prior to the Spin-Off, and provide for the executives’ continued employment upon a change in control for a three-year period for Mr. Muehlhaeuser and a two year period for the other executives. In addition, the arrangements provide for certain severance benefits in the event an executive is terminated without cause prior to the end of the change in control employment period (as such, the agreements have a “double trigger”). The severance benefit would consist of base salary, annual incentive compensation (calculated at the target level), and other benefits that the executive otherwise would have been entitled to if his employment had not been terminated prior to the respective three or two year change in control employment period. Further detail regarding these agreements is presented in the Post-Employment Compensation Section.

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Other Executive Compensation Policies and Considerations

Stock Ownership Guidelines. The Compensation Committee has established stock ownership guidelines for executive officers. The guidelines provide that each executive officer should hold an amount of common stock of the Company equal to the following:

• Chief Executive Officer:	5 times base salary
• Other Executive Officers:	3 times base salary

Our executive officers who were previously executive officers of MTW must achieve their stock holding requirement within the greater of (a) five years from the date the executive officer became an executive officer of MTW, and (b) three years from the effective date of the Spin-Off. All other executive officers must achieve their stock holding requirement within five years of becoming an executive officer of our Company.

Stock ownership includes shares owned outright, restricted stock (including the target number of shares of restricted stock subject to performance conditions), restricted stock units (including the target number of restricted stock units subject to performance conditions), and stock equivalents held in deferred compensation and/or retirement plans. Additionally, one-half of the guideline amount can be met by vested, in-the-money stock options held by the executive officer. As of December 31, 2016, each of our named executive officers had either satisfied the ownership requirements under our guidelines or had additional time to do so.

If an executive officer does not meet his or her ownership guideline as of the end of the calendar year in which the applicable requirement is to have been met, the executive officer must retain all net shares from the exercise of stock options and the vesting of restricted stock, restricted stock units and performance shares until compliance is achieved.

Stock Awards Granting Policy. Going forward, LTI stock awards will generally be granted in February; however, due to our Spin-Off, our 2016 LTI stock awards were granted in March. In addition to being granted as a part of our LTI plan, stock awards are also used to attract executives and key employees, and as such, stock awards will at times be made to executives and key employees at the time they become employees or officers of the Company. In such cases, the grant date will be the date employment commences or the date our Compensation Committee approves the awards. In all cases, the exercise price of stock options is the closing trading price on the grant date.

Securities Trading Policy. We maintain an Insider Trading Policy that imposes specific standards on our directors, officers and key employees. The policy is intended not only to forbid such persons from trading in Company stock on the basis of inside information, but to avoid even the appearance of improper conduct on the part of such persons. In addition to the specific restrictions set forth in the policy, which includes limits on pledging shares, the policy requires that all transactions in Company stock by such persons and by others in their households be pre-cleared by the Corporate Secretary’s office. The only exception to the pre-clearance requirement is regular, ongoing acquisitions of Company stock resulting from continued participation in our employee benefit plans.

Pay Clawbacks. In addition to any right of recoupment against our CEO or CFO pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, we intend to recoup executive officer compensation, or a portion thereof, to the extent required under rules to be adopted by the SEC and New York Stock Exchange pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits our federal income tax deduction to $1,000,000 per year for compensation to our CEO and certain other highly compensated executive officers. Qualified performance-based compensation for our CEO and certain “covered officers” is subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. Certain awards under our 2016 Omnibus Incentive Plan are intended to qualify for the performance-based compensation exception under Section 162(m). It is our Compensation Committee’s intent to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the best interests of our Company and its stockholders, but we reserve the right to award compensation that is not deductible under Section 162(m) to the extent necessary to achieve our compensation objectives. In addition, it is possible that compensation we believe to be deductible under Section 162(m) will turn out not to be deductible.

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Risk Assessment of Compensation Practices. In 2017, our Company's management conducted an evaluation of our compensation arrangements for executive officers and non-executive officer employees and the incentives created by such arrangements for employees to take risks. As a result of this assessment, our Company’s management concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In reaching that conclusion, our management considered the following risk mitigating factors in our compensation program:

•	Pay Mix. Our executive compensation program primarily consists of base salary, annual bonus and long-term incentive compensation. Base salaries are targeted at median, which mitigates the need for our executive officers to take significant risks to earn average compensation. However, we also place a sufficient portion of each executive officer’s pay at risk to ensure that the interests of our executives are well-aligned with those of our shareholders, driving long-term shareholder value.

•	Time Horizon. Our long term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on sustained growth of our Company over the long term, rather than taking short-term risks.

•	Performance Goals. Our short term and long term incentive program goals are set at levels that are attainable without taking inappropriate risks, but that still require stretch performance. We also cap our short term and long term incentive plan payouts to 200% of the target payout amount for each of our executives, which further helps control excessive risk taking at the expense of longer term financial success. In addition, no award will be paid under both our short term and long term incentive plans if certain corporate profitability threshold goals are not met, which reduces our Company’s financial risk.

•	Share Holding Requirements and Hedging Policies. We have stock ownership guidelines in place for each of our named executive officers, which further aligns the interests of our executive officers with those of our shareholders. We also prohibit employees from pledging their holdings of Company securities and from engaging in hedging transaction involving Company securities.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis for fiscal year 2016 with our management. Based on this review and discussion, our Compensation Committee recommended to our Board, and the Board approved, that the Compensation Discussion and Analysis be incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2016 and included in our Proxy Statement for filing with the SEC.

Compensation Committee Members

Joan K. Chow (Chairperson)

Dino J. Bianco

Thomas D. Davis

Timothy J. Fenton

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Executive Compensation Tables

The following tables set forth information regarding the compensation of our named executive officers during the fiscal year ending December 31, 2016, including amounts paid by MTW prior to the Spin-Off. The tables also disclose compensation earned by our named executive officers for their service to MTW for fiscal years ending December 31, 2015 or December 31, 2014, to the extent the named executive officer was a named executive officer of MTW during those years.

Summary Compensation Table for 2016

The following table sets forth the “total compensation” earned by our named executive officers during the fiscal year ending December 31, 2016, and, to the extent the named executive officer was a named executive officer of the Company or of MTW for the fiscal years ending December 31, 2015 or December 31, 2014, such total compensation for service with MTW during those years.

•	Actual payouts are presented in the Salary (before deferrals) and Non-Equity Incentive Plan Compensation (STIP award payouts) columns.
•	The grant date fair value of equity-based grants awarded in 2016 is shown in the Stock Awards and Options Awards columns. None of this amount was realized during 2016; instead the actual value realized, if any, will be commensurate with our financial and stock price performance over the next several years.
•	The actuarial change in the pension value from the preceding year is presented in the Change in Pension Value column; we did not provide above-market earnings on nonqualified deferred compensation. The amount consists entirely of the change in the actuarial present value of the individual’s accumulated benefit under the SERP plan.
•	Mr. Weishaar’s Stock Awards and Option Awards columns include grants made by MTW on February 1, 2016 (prior to the Spin-Off) in connection with his recruitment to join the Company.
Name & Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)(2)	Non-Equity Incentive Plan Compensation(3)	Change in pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Hubertus M. Muehlhaeuser President and Chief Executive Officer	2016	$800,000	—	$1,655,442	$551,880	$597,600	—	$54,240	$3,659,162
	2015	$184,615	$200,000	—	$1,000,000	—	—	$134,962	$1,519,577
John O. Stewart Senior Vice President and Chief Financial Officer	2016	$540,000	—	$579,403	$193,158	$282,366	—	$219,932	$1,814,859
	2015	$62,308	$54,886	—	$700,000	—	—	$24,072	$841,266
Josef Matosevic Senior Vice President and Chief Operating Officer	2016	$430,000	—	$462,702	$154,252	$224,847	—	$125,631	$1,397,432
	2015	$347,289	—	$194,398	$142,657	—	—	$50,280	$734,624
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Name & Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)(2)	Non-Equity Incentive Plan Compensation(3)	Change in pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Maurice D. Jones Former Senior Vice President, General Counsel & Secretary(6)	2016	$418,180		$516,497	$172,189	$203,047	$223,508	$21,400	$1,554,821
	2015	$418,180	—	$391,201	$370,432	—	$204,118	$31,054	$1,414,985
	2014	$412,000	—	$564,291	$300,752	—	$198,769	$31,503	$1,507,315
Andreas G. Weishaar Senior Vice President Strategy, Marketing and Human Resources(7)	2016	$377,451	—	$751,600	$237,977	$182,998	—	$24,763	$1,574,789

___________

(1)	The amounts listed in the “Stock Awards” columns represent the aggregate grant date fair value of all performance share and restricted stock awards in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), based, for performance share awards, upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 16 to the Consolidated Financial Statements for 2016. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock awards, fair value is computed by multiplying the total number of shares subject to the award by the closing market price on the date of grant. Performance shares are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2016 awards at the grant date assuming that the highest level of performance conditions are attained, are as follows: Mr. Muehlhauser — $3,310,884; Mr. Stewart — $1,158,806; Mr. Matosevic — $925,404; Mr. Jones — $1,032,994; Mr. Weishaar — $827,714.
(2)	The amounts listed in the “Option Awards” column reflects the aggregate grant date fair value of all option awards granted during the year in accordance with ASC 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 16 to the Consolidated Financial Statements for 2016. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	Consists of cash awards made under the STIP. The amount reflects the amount earned for performance during the year indicated but not paid until the next year. The amount listed for 2016 for Mr. Weishaar reflects a prorated amount because he was hired mid-way through the performance cycle.
(4)	This amount reflects the actuarial change in pension value from the preceding year. We did not provide above-market earnings on nonqualified deferred compensation. The amount consists entirely of the change in the actuarial present value of Mr. Jones’s accumulated benefit under our and MTW’s SERP (e.g., for 2016 this reflects the change from December 31, 2015 to December 31, 2016.)
(5)	For Mr. Muehlhaeuser, amount includes an automobile allowance, reimbursement for tax and financial planning services, reimbursement for an executive physical, Company contributions to his account in our 401(k) Retirement Plan in the amount of $10,600, and a gross-up for a portion of the imputed income in connection with personal use of a plane leased by the Company in the amount of $38 (however, there was no aggregate incremental cost to the Company from personal use of a plane leased by the Company). For Mr. Stewart, amount includes an automobile allowance, reimbursement for tax and financial planning services, a relocation benefit of $189,264, including a tax gross-up of $51,764, and Company contributions to his account in our 401(k) Retirement Plan in the amount of $10,600. For Mr. Matosevic, the amount includes an automobile allowance, reimbursement for tax and financial planning services, reimbursement for an executive physical, Company contributions to his account in our 401(k) Retirement Plan in the amount of $10,600, a relocation benefit of $49,776, personal use of a Company car, the aggregate incremental cost of approved limited relocation use of a plane leased by the Company, based on the total cost of the aircraft for the year pro rated to reflect the number of hours of personal use, and a tax gross-up for imputed income in connection with such personal use of the plane and a Company car in the amount of $10,684. For Mr. Jones, the amount includes an automobile allowance and Company contributions to his account in our 401(k) Retirement Plan in the amount of $10,600. For Mr. Weishaar, the amount includes an automobile allowance of $21,569 and reimbursement for tax and financial planning fees.
(6)	Mr. Jones retired on January 2, 2017.
(7)	Mr. Weishaar is employed in Switzerland and as such, certain elements of his compensation are set in Swiss Francs, but were converted into U.S. dollars for the purposes of this compensation discussion and analysis. The conversion from CHF to U.S. dollars was based on an exchange rate of $1 to CHF1.02, which was the rate in effect on December 31, 2016.
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Grants of Plan-Based Awards in 2016

The following table sets forth the 2016 awards under our 2016 Omnibus Incentive Plan and, in the case of Mr. Weishaar, awards that were originally granted under MTW’s 2013 Omnibus Incentive Plan prior to the Spin-Off on the date he was hired. Any STIP awards earned in 2016 will be paid in the first quarter of 2017. Other than the stock option awards and performance share awards disclosed below, there were no other equity-based incentive awards granted to the named executive officers in 2016.

Name	Award Type	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under equity incentive plan awards			All other stock awards; # of shares of stock units	All other option awards: # of securities underlying options	Exercise or Base price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards(4)
				Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Hubertus M. Muehlhaeuser	STIP			—	$800,000	$1,600,000
	Stock Options	3/17/2016	3/08/16								93,223	$13.51	$551,880
	Performance Shares	3/17/2016	3/08/16				—	111,029	222,058				$1,655,442
John O. Stewart	STIP			—	$378,000	$756,000
	Stock Options	3/17/2016	3/08/16								32,628	$13.51	$193,158
	Performance Shares	3/17/2016	3/08/16				—	38,860	77,720				$579,403
Josef Matosevic	STIP			—	$301,000	$602,000
	Stock Options	3/17/2016	3/08/16								26,056	$13.51	$154,252
	Performance Shares	3/17/2016	3/08/16				—	31,033	62,066				$462,702
Maurice D. Jones	STIP			—	$271,817	$543,634
	Stock Options	3/17/2016	3/08/16								29,086	$13.51	$172,189
	Performance Shares	3/17/2016	3/08/16				—	34,641	69,282				$516,497
Andreas G. Weishaar	STIP			—	$267,647	$535,294
	Stock Options	2/1/2016									11,894(5)	$12.54 (3)	$100,005
	Restricted Stock Units	2/1/2016								21,444(5)			$337,743
	Stock Options	3/17/2016	3/08/16								23,306	$13.51	$137,972
	Performance Shares	3/17/2016	3/08/16					27,757	55,514				413,857
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___________

(1)	These amounts represent only potential payments under the 2016 incentive plan awards; the actual amounts received (if any) are shown in the Summary Compensation Table above.
(2)	The exercise price of all options equals the closing market price of our stock on the date of grant unless otherwise noted in these footnotes.
(3)	This award was originally granted with respect to MTW stock prior to the spin off with an exercise price equal to the closing market price of MTW stock on the date of grant. As described above under “Treatment of Equity Based Awards in the Spin-Off,” at the time of the Spin-Off, the award was bifurcated into two awards, one with respect to our common stock and one with respect to MTW common stock. This table shows the portion of the bifurcated award with respect to our common stock. The exercise price was adjusted so that the two awards together retained, in the aggregate, the same intrinsic value that the original MTW stock option award had immediately prior to the Spin-Off.
(4)	Reflects the grant date fair value of the awards granted in 2016 as computed under ASC 718.
(5)	The stock options and restricted stock units granted to Mr. Weishaar on February 1, 2016 were granted by MTW under the MTW 2013 Omnibus Incentive Plan in connection with Mr. Weishaar’s recruitment. All other awards reported in this table were granted under our 2016 Omnibus Incentive Plan.
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Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth the stock option and performance share awards previously granted to the named executive officers relating to our common stock that were outstanding at the end of 2016.

Name		Option Awards(1)(2)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested(3)	Market Value of Shares or Units of Stock that Have Not Vested(4)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have not Vested (#)(5)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Hubertus M. Muehlhaeuser	29,274	87,822	$13.36	8/6/2015	8/6/2025
	—	93,223	$13.51	3/17/2016	3/17/2026
								111,029	$2,146,191
John O. Stewart	20,783	62,352	$12.56	11/9/2015	11/9/2025
	—	32,628	$13.51	3/17/2016	3/17/2026
								38,860	$751,164
Josef Matosevic	3,150	—	$12.36	3/13/2012	3/13/2022
	1,958	979	$14.44	2/26/2013	2/26/2023
	2,783	2,783	$23.14	2/14/2014	2/14/2017
	3,145	9,435	$17.35	2/17/2015	2/17/2025
	—	26,056	$13.51	3/17/2016	3/17/ 2026
						28,334(6)	$547,696	31,033	$599,868
Maurice D. Jones	21,200(7)	—	$23.49	2/27/2007	2/27/2017
	17,400(7)	—	$31.14	2/15/2008	2/15/2018
	71,900(7)	—	$3.51	2/24/2009	2/24/2019
	83,900(7)	—	$9.03	2/11/2010	2/11/2020
	53,700	—	$15.74	2/14/2011	2/14/2021
	40,320	—	$12.96	2/28/2012	2/28/2022
	18,975	6,325	$14.44	2/26/2013	2/26/2023
	10,140	10,140	$23.14	2/14/2014	2/14/2024
	8,116	24,500	$17.35	2/17/2015	2/17/2025
	—	29,086	$13.51	3/17/2016	3/17/ 2026
						15,210(8)	294,009	34,641	$669,611
Andreas G. Weishaar	—	11,894	$12.54	2/1/2016	2/1/2026
	—	23,306	$13.51	3/17/2016	3/17/2026
						21,444(8)	$414,513
								27,757	$536,543

___________

(1)	Consists of options granted under our 2016 Omnibus Incentive Plan and options granted under MTW’s 2013 Omnibus Incentive Plan. All options with a grant date prior to 3/4/2016 were originally granted under MTW’s 2013 Omnibus Incentive Plan. As disclosed above under “Treatment of Equity-Based Awards in the Spin-Off,” as a result of the Spin-Off, each outstanding MTW stock option was deemed bifurcated into two separate option awards: one covering MTW common stock, and one covering our common stock. This table shows only the portion of the bifurcated awards that cover our common stock. The exercise price was adjusted so that the two awards together retained, in the aggregate, the same intrinsic value that the original MTW stock option award had immediately prior to the Spin-Off.
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(2)	Unless otherwise noted in these footnotes, all stock options referenced in this table vest 25% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary until the fourth anniversary of the grant date.
(3)	Consists of restricted stock units granted by MTW prior to the Spin-Off or performance shares granted by MTW prior to the Spin-Off that were converted into restricted stock units at the time of the Spin-Off. As, disclosed above under “Treatment of Equity-Based Awards in the Spin-Off,” as a result of the Spin-Off, each outstanding MTW stock award was deemed bifurcated into two separate awards: one covering MTW common stock, and one covering our common stock. This table shows only the portion of the bifurcated awards that cover our common stock. Unless otherwise noted in these footnotes, all awards in this column vest 100% on the third anniversary of the grant date.
(4)	Market Value equals the closing price of our stock on December 31, 2016 ($19.33) times the number of unvested shares.
(5)	Consists of performance shares granted in 2016 under our 2016 Omnibus Incentive Plan. The performance period expires at the end of 2018. As of December 31, 2016, the performance trend was above the threshold level but below the target level, so, as required by SEC regulations, the number of shares appearing here is the number of shares that would be awarded assuming target performance is achieved.
(6)	Includes 4,180 restricted stock units that vest on the third anniversary of 2/14/2014; 2,000 restricted stock units that vest on the third anniversary of 1/4/2015; 6,910 restricted stock units that vest on the third anniversary of 2/17/2015; and 15,244 restricted stock units that vest on the second anniversary of 4/8/2015.
(7)	These awards vested 25% per year, beginning on the second anniversary of the grant date, and continuing until the fifth anniversary of the grant date.
(8)	Vests 100% on the second anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal 2016

None of our named executive officers exercised options or had stock awards vest in 2016.

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Pension Benefits for Fiscal 2016

(Supplemental Executive Retirement Plan)

The following table sets forth information with respect to our Supplemental Executive Retirement Plan (“SERP”) as of December 31, 2016. Only Mr. Jones was eligible to participate in this Plan during 2016. Mr. Jones previously received a SERP benefit while employed by MTW, and in connection with the Spin-Off, we agreed to assume responsibility for continuing to provide Mr. Jones with his SERP benefit. No other employees are eligible to participate in this plan.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Maurice D. Jones	SERP	12	$2,507,018	—

___________

(1)	Reflects the number of years since the participant began participating in the plan.

Under the SERP, Mr. Jones is entitled to receive retirement benefits which are intended to fund an annuity based on a percentage of his final average pay at the earlier of normal retirement (age 65) or the first of the month following the date on which his attained age plus combined years of service with MTW and our Company equals eighty (80). Mr. Jones’s final five-year average pay is computed by averaging his projected base salary (including elective deferrals) and non-equity incentive plan compensation payable for each year for the five consecutive calendar year period he receives his highest average compensation prior to the earlier of normal retirement (age 65) or the first of the month following the date on which his attained age plus combined years of service with MTW and our Company equaled eighty (80). Benefits are computed using a straight-life annuity and are not be reduced for social security or other offsets. Under the Plan, an account balance is maintained for Mr. Jones, which reflects (a) an annual contribution credit determined by calculating the present value of the lump-sum actuarial equivalent a specified percentage of his five-year final average pay payable as a life annuity, at the earlier of (i) normal retirement (age 65) or (ii) the first of the month following the date on which his attained age plus combined years of service with MTW and our Company equaled eighty (80); and (b) an annual increase in the account balance at the end of each year equal to nine percent (9%) of the account balance at the beginning of the year. The account balance is distributed in a lump-sum or over a fixed number of years not to exceed ten (10) years.

Non-Qualified Deferred Compensation

The following table sets forth information with respect to our Deferred Compensation Plan, a non-qualified plan, as of December 31, 2016. While all of our named executive officers are eligible to participate in our Deferred Compensation Plan, only Mr. Jones participated during 2016.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End(2)
Maurice D. Jones	$20,909	—	$95,753	—	$351,631

___________

(1)	All amounts shown in this column have been previously disclosed in the Summary Compensation Table.
(2)	All amounts shown in this column, other than earnings or losses or amounts accrued prior to 2006, have been previously disclosed in the Summary Compensation Table.
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Eligible participants in the Deferred Compensation Plan may elect to defer up to 40% of base salary and up to 100% of STIP awards. Credits to deferred compensation accounts may also include a Company contribution. This contribution equals the amount of compensation deferred by the participant for the plan year (subject to a maximum of 25% of eligible compensation) multiplied by a rate equal to the rate of variable retirement plan contributions that we made to the participant during the year under the 401(k) Retirement Plan, plus one percent. If we do not make a Company contribution to the 401(k) Retirement Plan during the year, there will not be any Company contribution under the Deferred Compensation Plan for that year.

Deferred amounts can be invested into a variety of accounts, which mirror the performance of several different mutual funds offered in the 401(k) Retirement Plan, as well as the Company Stock Fund (which includes only our Company’s common stock). Transfers between the Company Stock Fund and the other funds are not permitted. Participants are not required to direct any minimum amount of deferred compensation into the Company Stock Fund.

Distributions may be made in a lump sum or installments following death, disability, separation from service or a specified date.

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Post Employment Compensation

Potential Payments Upon Qualifying Terminations of Employment

As discussed above under “Executive Compensation — Employment Agreements and Change in Control Benefits — Employment Agreements,” we maintain employment agreements with each of our named executive officers that provides the executive with a severance payment if we terminate them without cause or if they resign with good reason.

The employment agreements define “cause” generally as any conviction for, or entry of a plea of guilty or nolo contendere with respect to, any felony or any crime involving an act of moral turpitude; engaging in any act involving fraud or theft; conduct that is detrimental to the reputation, goodwill or business operations of the Company; neglect or breach of duties or intentional misconduct in discharging such duties; continued absence from duties without consent after receipt of notification, other than absence due to bona fide illness or disability; failure or refusal to comply with the directions of the chairperson of the board or with the policies, standards and regulations of our Company (or, for all executives except Mr. Muehlhaeuser, with the directions of the CEO), provided that such directions, policies, standards or regulations do not require any action which is illegal or the omission of any action required by applicable law, regulations or licensing standards; failure to execute an Agreement Regarding Confidential Information, Intellectual Property, Non-Solicitation of Employees and Non-Compete or a breach of any of the covenants in such agreement; conduct, actions, or performance that violates policies concerning ethics or employee conduct; or breach of the agreement.

The employment agreements define “Good Reason” generally as a material diminution in position, authority or title, or the assignment of duties that are materially inconsistent with the executive’s position or title as described in the agreement; a material diminution in base salary or incentive/bonus opportunities except for across-the-board temporary salary reductions of twenty percent (20%) or less similarly affecting other employees; a change that would require the executive to relocate to a primary office that is more than 50 miles from executive’s primary office before the change in control; a material breach of the agreement by us or our successors or assigns; or a failure of a successor to assume the agreement.

In addition to the definition of “Good Reason” described above, Mr. Jones’s employment agreement provides that if he terminates employment on or after December 31, 2016 for any reason, it will constitute a termination for Good Reason, entitling him to the severance benefits described below.

The severance payment for each executive officer is as follows:

•	Mr. Muehlhaeuser’s severance payment will equal 24 months’ base salary, plus an amount equal to the pro rata annual incentive compensation for the year of termination based on actual performance, plus an amount equal to 200% of the targeted annual incentive compensation amount for the year of termination, payable over 24 months.
•	Mr. Jones’s severance payment will equal 18 months’ base salary, plus an amount equal to the pro rata annual incentive compensation for the year of termination based on actual performance, plus an amount equal to 150% of the targeted annual incentive compensation amount for the year of termination, payable over 18 months.
•	Messrs. Matosevic’s, Stewart’s and Weishaar’s severance payments will equal 12 months base salary, plus an amount equal to the pro rata annual incentive compensation for the year of termination based on actual performance, plus an amount equal to 100% of the targeted annual incentive compensation amount for the year of termination, payable over 12 months.

Each executive officer’s severance payment is subject to offset by the amount of any cash compensation earned from any subsequent employer during the payment period or from the Company under any Contingent Employment Agreement (discussed below under “Change in Control Severance Arrangements”).

If we terminate the executive officer’s employment without cause, or if the executive officer resigns with good reason, then all outstanding equity awards granted to the executive officer prior to the year of termination will be deemed fully vested (provided, in the case of certain performance-based equity awards granted after 2016, that specified performance goals have been attained). All outstanding equity awards made in the year of termination will be forfeited (unless otherwise provided by the Company).

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If an executive officer is terminated for cause, or if the executive dies prior to a separation from service, then payment of all compensation to the executive officer will immediately cease, except for any compensation and benefits accrued but unpaid through the date of termination/date of death. If an executive is unable to perform his duties under his employment agreement due to his disability, his employment agreement will terminate. If his employment is terminated due to his disability prior to the one year anniversary of the employment agreement effective date, then he will continue to receive his standard compensation, reduced by any disability payment he is otherwise entitled, until the one year anniversary of his employment agreement effective date.

The severance payments under these employment agreements replaced, with respect to our named executive officers, the severance pay plan providing for discretionary severance payment amounts that we had in place following the Spin-Off.

The following table presents the estimated payouts that would be made if the executive were terminated without cause or resigned with good reason assuming that the employee was terminated or resigned on December 31, 2016, with the exception of Mr. Jones. Mr. Jones retired on January 2, 2017, entitling him to certain severance payments under his employment agreement, as described above. As such, the amounts shown in the table for Mr. Jones reflect actual amounts that will be paid to him as a result of his retirement instead of the hypothetical payment he would have received if he had terminated on December 31, 2016.

As previously disclosed, in February 2016 Mr. Stewart notified us of his intent to retire, effective as of April 28, 2017 (the “Retirement Date”). In connection with his retirement, we amended his employment agreement to provide that it will remain in effect and Mr. Stewart’s retirement will be considered a termination of employment without cause under the agreement if Mr. Stewart remains employed by us in good standing through the Retirement Date. In addition, if Mr. Stewart remains employed in good standing through the Retirement Date, one-third of his performance shares and stock options granted in 2017 will become vested (at the target level, in the case of the performance shares) on the Retirement Date. The remaining equity awards granted in 2017 will be forfeited upon the retirement date.

All benefits are subject to the executive signing a release of any and all claims or potential claims against the Company.

Name	Base Salary(1)	STIP(2)	Additional Cash(3)	Option Awards(4)	Stock Awards(5)	Total	Timing(6)
Hubertus M. Muehlhaeuser	$1,600,000	$597,600	$1,600,000	$524,297	—	$4,321,897	Over 24 months
John O. Stewart	$540,000	$282,366	$378,000	$422,123	—	$1,622,489	Over 12 months
Josef Matosevic	$430,000	$224,847	$301,000	$23,469	$547,696	$1,527,012	Over 12 months
Maurice D. Jones	$627,270	$203,047	$407,726	$207,999	$1,879,224	$3,325,266	Over 18 months
Andreas G. Weishaar	$411,765	$182,998	$267,647	$0	$414,513	$1,276,923	Over 12 months

___________

(1)	Represents two times Mr. Muehlhauser’s and one and a half times Mr. Jones’s base salary on December 31, 2016. For each of the other executives, the amount represents one year base salary on December 31, 2016.
(2)	The employment agreements provide that the executive will receive an amount equal to the pro rata STIP award for 2016. Because we assume that the executives were terminated or resigned as of the last date of the year (Mr. Jones in fact terminated after the last day of the year), the amount payable equals their entire STIP award for 2016.
(3)	The employment agreements provide that each executive will receive an additional cash payment equal to a specified percentage of the executive’s targeted STIP award for 2016. For Mr. Muehlhauser, the amount equals 200% of his target STIP award for 2016. For Mr. Jones, the amount equals 150% of his target STIP award for 2016. For each of the other executives, the amount represents 100% of their target STIP award for 2016.
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(4)	This amount reflects the intrinsic value of stock options unvested stock options based on the closing price ($19.33) of our Common Stock on December 31, 2016. The amount excludes options granted in 2016, which under the terms of the employment agreements, would be forfeited since granted in the year of termination assuming a termination date of December 31, 2016.
(5)	Represents the value of unvested restricted stock units based on the closing price ($19.33) of our common stock on December 31, 2016. All performance shares that were granted in 2016 would be forfeited since under the terms of the employment agreements, all equity awards granted in the year of termination are forfeited at the time of termination.
(6)	Payments of base salary and additional cash will be made in equal biweekly installments over the period disclosed in the table for each executive office. Payment of the STIP award will be made in a lump sum no later than 15 days after we determine our financial results for the year.

Estimated Payments Upon a Change in Control

As referenced above under “Executive Compensation — Employment Agreements and Change in Control Benefits,” we have Change in Control Severance Agreements (which we refer to as “Contingent Employment Agreements”) with each of our named executive officers. These Contingent Employment Agreements provide generally that in the event we experience a “change in control” (as defined in the Contingent Employment Agreements), Mr. Muehlhaeuser will continue to be employed for three years and each other named executive officer will continue to be employed for two years. Under the Contingent Employment Agreements, each executive would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits provided to the executive officers prior to the change in control, provided that the plans and bonus opportunity are no less favorable than those that were available prior to a change in control. After a change in control, the executive’s compensation would be subject to upward adjustment at least annually based upon the executive’s contributions and the level of increases provided to other officers and employees. Each Contingent Employment Agreement would terminate prior to the end of the applicable employment period if the executive voluntarily retired or were terminated “for cause,” as defined in the Contingent Employment Agreement. In addition, the Contingent Employment Agreements are terminable by either party at any time prior to a change in control.

More specifically, the Contingent Employment Agreements provide the following benefits:

•	In the event the named executive officer were terminated without cause following a change in control, he would be entitled to receive a payment equal to the base salary and benefits the executive would have otherwise been paid but for the termination, and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of his target bonus for the year of termination, through the applicable employment period.
•	The named executive officer’s equity-based awards would not automatically vest upon a change in control if his employment continued. However, if his employment is subsequently terminated by the surviving entity without cause, or by him for good reason, in either case within 24 months following a change of control, all of his equity-based awards that are in effect as of the date of such termination will be vested in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination (i.e., a “double trigger”). In addition, to the extent that equity-based awards are not assumed by the purchaser, successor or surviving entity in the change in control, or a more favorable outcome is not provided in the applicable plan or award agreement, upon a change of control: (1) stock options, stock-appreciation rights and time-based restricted stock (including restricted stock units) will vest and may be paid out in cash; (2) performance-based awards will be pro-rated and paid out in cash assuming the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the change of control); and (3) each other type of equity-based award not mentioned above will be paid out in cash based on the value of the award as of the date of the change of control.
•	In the event the executive were terminated for cause, the executive would be entitled only to the salary and benefits accrued and vested as of the effective date of the termination.

If a named executive officer were terminated without cause within six months prior to a change in control and it was reasonably demonstrated by the employee that the termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control; or (ii) otherwise arose in connection with or in anticipation of a change in control, the employee would be entitled to the severance payment and benefits that he would have otherwise have received if he were terminated without cause following a change in control.

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If any of the payments to a named executive officer would constitute an “excess parachute payment” under Section 280G of the Code and would result in the imposition on the executive of an excise tax under Section 4999 of the Code (the “Excise Tax”), the executive would not be entitled to any tax gross up amount; however, the executive would be entitled to receive the “best net” treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by the executive is less than the after-tax amount that would be retained by the executive if the executive were instead to be paid or provided (as the case may be) the maximum amount that the executive could receive without being subject to the Excise Tax (the “Reduced Amount”), then the executive would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.

The Contingent Employment Agreements also provide that if the executive was terminated (i) without cause prior to the end of the employment period; or (ii) within six months prior to a change in control in anticipation of a change in control as explained above, the executive will be prohibited from competing with us for (y) the lesser of two years (three years, in the case of Mr. Muehlhaeuser) or the unexpired term of the employment period or (z) two years (three years, in the case of Mr. Muehlhaeuser) in the case of a termination within six months prior to a change in control in anticipation of a change in control as described above.

The following table presents the estimated payouts that would be made upon a change in control coupled with an executive’s termination of employment, assuming the change in control occurred as of December 31, 2016. The cash amount (base salary and STIP) indicated in the table below would be paid in lump sum within 30 days of the termination, subject to the requirements of Code Section 409A. Benefits will be provided over the course of the remainder of the employment period.

We did not include Mr. Jones in the table below because he retired effective January 2, 2017.

Name	Base Salary(1)	STIP(2)	Stock Options(3)	Restricted Stock Units(4)	Performance Shares(5)	Benefits(6)	Total
Hubertus M. Muehlhaeuser	$2,400,000	$2,400,000	$936,343	—	$4,292,382	$70,979	$10,099,704
John O. Stewart	$1,080,000	$756,000	$566,339	—	$1,502,328	$47,319	$3,951,986
Josef Matosevic	$860,000	$602,000	$23,469	$547,696	$1,199,736	$47,319	$3,280,220
Andreas G. Weishaar	$823,530	$535,294	$183,773	$414,513	$1,073,086	$47,319	$3,077,515

___________

(1)	Represents three times Mr. Muehlhaeuser’s and two times each of the other executive’s base salary on December 31, 2016.
(2)	Represents three times Mr. Muehlhaeuser’s and two times each of the other executive’s STIP award amount at target.
(3)	Intrinsic value of unvested stock options based on the closing price ($19.33) of our Common Stock on December 31, 2016.
(4)	Represents the value of unvested units based on the closing price ($19.33) of our Common Stock on December 31, 2016.
(5)	Represents the maximum value of unvested performance shares granted during 2016 under our LTI Program. The values are based on the closing price ($19.33) of our Common Stock on December 31, 2016.
(6)	Represents three times Mr. Muehlhaeuser’s and two times each of the other executive’s value of the annual benefits provided to the executive.
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Other Potential Post-Employment Payments

The following table presents the estimated accelerated or enhanced benefits that would be received by the executive upon a termination as a result of disability, assuming the event occurred on December 31, 2016. Mr. Jones retired on January 2, 2017 and therefore is not included in the following table. Upon an involuntary termination of the executive’s employment for “cause,” no benefits would be accelerated or enhanced. Amounts that would be payable under arrangements that are generally applicable to our salaried employees are not included in accordance with Securities and Exchange Commission regulations.

Name	Base Salary(1)	STIP(2)
Hubertus M. Muehlhaeuser	$800,000	$597,600
John O. Stewart	$540,000	$282,366
Josef Matosevic	$430,000	$224,847
Andreas G. Weishaar	$411,765	$182,998

___________

(1)	Upon a termination as a result of disability prior to the one year anniversary of the executive’s employment agreement effective date, the executive would continue to receive his standard compensation, including base salary, reduced by any disability payment he is otherwise entitled to, until the one year anniversary of the agreement’s effective date. The amount shown in the table represents one year of base salary as an estimate of the maximum amount that the executive would receive.
(2)	Upon a termination as a result of disability prior to the one year anniversary of the executive’s employment agreement effective date, the executive would continue to receive his standard compensation, including STIP, reduced by any disability payment he is otherwise entitled to, until the one year anniversary of the agreement’s effective date. The amount shown in the table represents the equals the entire STIP award for 2016 as an estimate of the amount that the executive would receive.
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Miscellaneous

Other Matters

Management knows of no business that will be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement. If other matters do properly come before the Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons exercising authority conferred by such proxies.

Stockholder Proposals

Stockholder proposals for the 2018 Annual Meeting of Stockholders must be received no later than November 16, 2017, at the Company’s principal executive offices, 2227 Welbilt Boulevard, New Port Richey, Florida 34655, directed to the attention of the Secretary, to be considered for inclusion in next year’s annual meeting proxy material under Rule 14a-8 under the Exchange Act.

Under the Company’s Bylaws, to be timely, written notice of stockholder proposals for the 2018 Annual Meeting of Stockholders of the Company that are not intended to be considered for inclusion in next year’s annual meeting proxy material (stockholder proposals submitted outside the processes of Rule 14a-8 under the Exchange Act) must be received not less than 90 nor more than 120 days prior to April 28, 2018, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

Annual Report

A copy (without exhibits) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is available online at www.proxyvote.com and also through the Company’s website: www.welbilt.com. In addition, the Company will provide to any stockholder, without charge, upon written request of such stockholder, an additional copy of such Annual Report and a copy of any other document referenced in this Proxy Statement as being available to a stockholder upon request. Such requests should be addressed to Joel H. Horn, Senior Vice President, General Counsel and Secretary, Welbilt, Inc., 2227 Welbilt Boulevard, New Port Richey, Florida 34655.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect any dividend check mailings. If you and other stockholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact Joel H. Horn, Senior Vice President, General Counsel and Secretary (in writing: Welbilt, Inc., 2227 Welbilt Boulevard, New Port Richey, Florida 34655, by telephone: 727-375-7010) with the names in which all accounts are registered. We will deliver the requested documents to you promptly upon your request. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

Your vote is important. Please promptly vote via toll-free telephone number, over the internet or by completing, signing, dating and returning your proxy card or voting instruction form.

By Order of the Board of Directors

JOEL H. HORN
Senior Vice President, General Counsel and Secretary

New Port Richey, Florida
March 16, 2017

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WELBILT, INC. (FORMERLY MANITOWOC FOODSERVICE, INC.) 2227 WELBILT BLVD. NEW PORT RICHEY, FL 34655

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E21649-P86345	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELBILT, INC.		For All	Withhold All	For All Except
The Board of Directors recommends a vote FOR the nominees listed:

1.	The election of seven directors for a one-year term expiring at the 2018 annual meeting or until their respective successors are duly elected and qualified;	☐	☐	☐

Nominees:

01) Dino J. Bianco 05) Andrew Langham 02) Joan K. Chow 06) Hubertus M. Muehlhaeuser
03) Thomas D. Davis 07) Brian R. Gamache
04) Cynthia M. Egnotovich

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;	☐	☐	☐

3.	An advisory vote to approve the compensation of the Company’s named executive officers;	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote for a 1 YEAR period for proposal 4.		1 Year	2 Years	3 Years	Abstain

4.	An advisory vote on the frequency of the advisory vote on executive compensation;	☐	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 5.			For	Against	Abstain

5.	The approval of the material terms of the performance goals under Welbilt, Inc.’s 2016 Omnibus Incentive Plan; and		☐	☐	☐

NOTE: Such other business as may properly come before the annual meeting.

Signature (Joint Owners)	Date

V.1.1

WELBILT, INC. (formerly MANITOWOC FOODSERVICE, INC.)
2227 WELBILT BLVD.

NEW PORT RICHEY, FL 34655

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com

E21650-P86345

WELBILT, INC. (formerly MANITOWOC FOODSERVICE, INC.) Annual Meeting of Stockholders April 28, 2017 1:00 PM, EDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Hubertus M. Muehlhaeuser and Joel H. Horn, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of WELBILT, INC. (formerly MANITOWOC FOODSERVICE, INC.) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, EDT on April 28, 2017, at 2227 Welbilt Blvd., New Port Richey, Florida 34655, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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